                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT



             CONCERNING THE TEXAS INSTRUMENTS SOFTWARE BUSINESS OF

                        TEXAS INSTRUMENTS INCORPORATED



                                    BETWEEN



                        TEXAS INSTRUMENTS INCORPORATED



                                      AND



                            STERLING SOFTWARE, INC.



                                APRIL 18, 1997

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                                   ARTICLE I.
                          SALE AND PURCHASE OF ASSETS

     Section 1.1   Sale and Purchase of Assets.......................... -1-
     Section 1.2   Excluded Assets...................................... -4-
     Section 1.3   Nonassignable Contracts and Permits.................. -5-
     Section 1.4   Covenant Not to Sue.................................. -6-
     Section 1.5   License to Retained Intellectual Property............ -6-
     Section 1.6   License by Buyer..................................... -6-

                                  ARTICLE II.
                                 PURCHASE PRICE

     Section 2.1   Purchase Price....................................    -6-
     Section 2.2   Allocation of Purchase Price for Tax Purposes.....    -7-
     Section 2.3   Transfer Taxes and Similar Charges................    -7-

                                  ARTICLE III.
                           ASSUMPTION OF LIABILITIES

     Section 3.1   Assumed Liabilities.................................  -7-
     Section 3.2   Retained Liabilities................................  -8-

                                  ARTICLE IV.
                                    CLOSING

     Section 4.1   Closing...........................................    -8-
     Section 4.2   Deliveries at Closing.............................    -9-
     Section 4.3   Delivery of Purchased Assets......................    -11-

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 5.1   Existence and Authority of Seller................     -11-
     Section 5.2   Existence of Subsidiaries........................     -11-
     Section 5.3   Capitalization of the Transferred Subsidiaries...     -12-
     Section 5.4   Consents and Approvals; Absence of Violations....     -12-
     Section 5.5   Contracts........................................     -13-
     Section 5.6   Intellectual Property Rights.....................     -14-
     Section 5.7   Software.........................................     -14-
     Section 5.8   Title to and Sufficiency of Purchased Assets.....     -15-


                                      (i)

     Section 5.9   Tangible Personal Property.......................     -15-
     Section 5.10  Inventory........................................     -16-
     Section 5.11  Accounts Receivable..............................     -16-
     Section 5.12  Taxes............................................     -16-
     Section 5.13  Litigation.......................................     -17-
     Section 5.14  Compliance with Law; Permits.....................     -17-
     Section 5.15  Historical Financial Information.................     -18-
     Section 5.16  Reserved.........................................     -18-
     Section 5.17  Brokers..........................................     -18-
     Section 5.18  Knowledge........................................     -18-
     Section 5.19  Employee Benefit Plans...........................     -18-
     Section 5.20  Books and Records of Subsidiaries................     -19-
     Section 5.21  Environmental....................................     -20-
     Section 5.22  Reliance.........................................     -20-

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Section 6.1   Existence and Authority of Buyer..................    -20-
     Section 6.2   Consents and Approvals; Absence of Violations.....    -21-
     Section 6.3   Brokers...........................................    -21-
     Section 6.4   Cash Consideration................................    -21-
     Section 6.5   Reliance..........................................    -21-

                                  ARTICLE VII.
                              COVENANTS OF SELLER

     Section 7.1   Conduct of Business and Compliance................    -22-
     Section 7.2   Pre-Closing Access................................    -24-
     Section 7.3   Update to Disclosure..............................    -24-
     Section 7.4   Compliance........................................    -25-
     Section 7.5   Intercompany Obligations..........................    -25-

                                 ARTICLE VIII.
                               COVENANTS OF BUYER

     Section 8.1   Compliance.........................................   -25-

                                  ARTICLE IX.
                              ADDITIONAL COVENANTS

     Section 9.1   Names, Trademarks, Etc...........................     -25-
     Section 9.2   Government Approvals.............................     -26-


                                     (ii)

     Section 9.3   Satisfaction of Conditions.......................     -26-
     Section 9.4   Employee Matters.................................     -26-
     Section 9.5   Certain Tax Matters..............................     -30-
     Section 9.6   Non-Solicitation or Hire of Employees and Contract
                   Workers..........................................     -31-
     Section 9.7   Labor............................................     -31-
     Section 9.8   Severance Pay and Benefits.......................     -32-
     Section 9.9   Confidentiality..................................     -32-
     Section 9.10  Limitation on Competition........................     -32-
     Section 9.11  Audited Financial Statements.....................     -33-
     Section 9.12  Insurance........................................     -33-
     Section 9.13  Novation of Government Contracts.................     -34-
     Section 9.14  Notice...........................................     -35-
     Section 9.15  Transition Matters...............................     -36-

                                   ARTICLE X.
                       CONDITIONS TO OBLIGATIONS OF BUYER

     Section 10.1  Truth of Representations and Warranties;
                   Compliance with Covenants........................     -36-
     Section 10.2  No Adverse Proceedings...........................     -36-
     Section 10.3  HSR Act..........................................     -36-
     Section 10.4  Third-Party Consents.............................     -37-

                                  ARTICLE XI.
                      CONDITIONS TO OBLIGATIONS OF SELLER

     Section 11.1  Truth of Representations and Warranties;
                   Compliance with Covenants........................     -37-
     Section 11.2  No Adverse Proceedings...........................     -37-
     Section 11.3  HSR Act..........................................     -37-

                                  ARTICLE XII.
                          TERMINATION PRIOR TO CLOSING

     Section 12.1  Termination........................................   -37-
     Section 12.2  Procedure and Effect of Termination................   -38-

                                 ARTICLE XIII.
                                INDEMNIFICATION

     Section 13.1  Indemnification by Seller........................     -39-
     Section 13.1A Additional Indemnification by Seller.............     -39-


                                    (iii)

     Section 13.2   Indemnification by Buyer..........................   -39-
     Section 13.3   Limitations on Indemnification....................   -40-
     Section 13.4   Notice and Defense Procedures.....................   -41-
     Section 13.5   Insurance.........................................   -42-
     Section 13.6   Adjustment to Purchase Price......................   -43-
     Section 13.7   Exclusive Remedy..................................   -43-

                                  ARTICLE XIV.
                                 MISCELLANEOUS

     Section 14.1   Certain Definitions...............................   -43-
     Section 14.2   Entire Agreement, Schedules and Exhibits..........   -45-
     Section 14.3   Successors and Assigns............................   -45-
     Section 14.4   Counterparts......................................   -46-
     Section 14.5   Headings..........................................   -46-
     Section 14.6   Notice............................................   -46-
     Section 14.7   Choice of Law.....................................   -47-
     Section 14.8   Invalid Provisions................................   -47-
     Section 14.9   Expenses..........................................   -47-
     Section 14.10  Third Parties.....................................   -47-
     Section 14.11  Further Assurances................................   -47-
     Section 14.12  Publicity.........................................   -47-
     Section 14.13  Assignment........................................   -48-
     Section 14.14  Waiver and Remedies...............................   -48-
     Section 14.15  Certain Interpretive Matters and Definitions......   -48-


EXHIBIT A - Customer License Agreement
EXHIBIT B - Trademark License Agreement


                                     (iv)

        SCHEDULES
        ---------

        Schedule 1.1(a)     -   Tangible Personal Property
        Schedule 1.1(g)     -   Software
        Schedule 1.1(h)     -   Contracts
        Schedule 1.1(i)     -   Intellectual Property
        Schedule 1.1(j)     -   Stock of Subsidiaries
        Schedule 1.1(k)     -   Permits
        Schedule 5.3        -   Capitalization of Subsidiaries
        Schedule 5.4(a)     -   Seller's Governmental Consents
        Schedule 5.4(b)     -   Seller's Violations
        Schedule 5.5        -   Significant Contracts
        Schedule 5.6(a)     -   Intellectual Property
        Schedule 5.6(b)     -   Infringement
        Schedule 5.7(a)     -   Software
        Schedule 5.7(b)     -   Software Fixes in Progress
        Schedule 5.7(c)     -   Software Licenses and Restrictions
        Schedule 5.11       -   Accounts Receivable
        Schedule 5.12(a)    -   Tax Matters
        Schedule 5.13       -   Certain Litigation
        Schedule 5.15(a)    -   Financial Information
        Schedule 5.15(b)    -   Liabilities
        Schedule 5.17       -   Seller's Brokers
        Schedule 5.18       -   Persons with Seller's Knowledge
        Schedule 5.19       -   Employee Benefit Plans
        Schedule 5.21(b)    -   Environmental Matters
        Schedule 6.2(a)     -   Buyer's Governmental Consents
        Schedule 6.2(b)     -   Buyer's Violations
        Schedule 6.3        -   Buyer's Brokers
        Schedule 9.4(m)     -   Unvested Stock Options
        Schedule 9.8        -   Severance Pay and Benefits
        Schedule 10.4       -   Third-Party Consents
        Schedule 13.1A      -   Certain Patents
        Schedule 13.4(d)    -   Certain U.S. Patent Applications
        Schedule 14.1(a)    -   Assigning Subsidiaries
        Schedule 14.1(b)    -   Licensed Software


                                      (v)

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made and entered into this 18th day of April, 1997, by and between Texas Instruments Incorporated, a Delaware corporation with its principal offices in Dallas, Texas ("Seller"), and Sterling Software, Inc., a Delaware corporation with its principal offices in Dallas, Texas ("Buyer").

     WHEREAS, Seller, through its Texas Instruments Software Division and through its Subsidiaries (as defined in Section 14.1) presently conducts the business of designing, developing, marketing, selling, delivering, licensing, supporting, maintaining or otherwise providing applications development software, including the Software (as defined in Section 1.1(g)), and providing related consulting services (the "Business");

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell, transfer, and assign to Buyer, or, as applicable, cause the Assigning Subsidiaries (as defined in Section 14.1) to sell, transfer, and assign to Buyer, and Buyer desires to purchase and acquire from Seller or, as applicable, from the Assigning Subsidiaries, all of the Purchased Assets (as defined in Section 1.1); and

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller wishes to assign to Buyer or, as applicable, cause the Assigning Subsidiaries to assign to Buyer, and Buyer is willing to assume, the Assumed Liabilities (as defined in Section 3.1);

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, promises and covenants herein contained, and intending to be legally bound hereby, it is hereby agreed by Seller and Buyer as follows:

                                  ARTICLE I.
                          SALE AND PURCHASE OF ASSETS
                          ---------------------------

     Section 1.1  Sale and Purchase of Assets.  On the terms and subject to the
                  ---------------------------
conditions hereof (including the provisions of Sections 1.2 and 1.3), at the Closing (as defined in Section 4.1) Seller shall sell, transfer and assign to Buyer, or, as applicable, cause the Assigning Subsidiaries to sell, transfer and assign to Buyer, and Buyer shall purchase and acquire, all of Seller's or, as applicable, the Assigning Subsidiaries', right, title and interest in, to and under all of the rights, properties and assets of every kind, character and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent, owned, held, used, conceived, developed or offered for sale or license by Seller or any of the Subsidiaries primarily in connection with the conduct of the Business or otherwise arising out of the conduct of the Business (collectively, the "Purchased Assets"), including the following:

     (a) Tangible Personal Property.  The capital equipment listed on Schedule
         --------------------------                                   --------
1.1(a), together with all other machinery, equipment, vehicles, leasehold
------
improvements, furniture and fixtures, office equipment and supplies and other tangible personal property owned, held or used by Seller or any Subsidiary primarily in connection with the conduct of the Business (collectively, the "Tangible Personal Property");

     (b) Expensed Assets.  The expensed assets relating primarily to the
         ---------------
Business (the "Expensed Assets");

     (c) Capitalized Software.  The capitalized software reflected on the
         --------------------
December 31 Balance Sheet (as defined in Section 3.1) or which would be reflected on a balance sheet of the Business as of the Closing (a "Closing Balance Sheet") prepared using the same accounting principles, practices and procedures used in preparing the December 31 Balance Sheet (the "Capitalized Software");

     (d) Prepaid Items.  All prepaid items, deposits, costs and fees reflected
         -------------
on the December 31 Balance Sheet or which would be reflected on a Closing Balance Sheet (the "Prepaid Items");

     (e) Inventory.  All raw materials, components, work-in-process, finished
         ---------
goods and packaging materials and supplies held or used by Seller or any Subsidiary primarily in connection with the conduct of the Business (collectively, the "Inventory");

     (f) Accounts Receivable.  All accounts receivable of, and any other amounts
         -------------------
due to, Seller or any Subsidiary arising out of the conduct of the Business prior to the Closing Date, other than the accounts receivable and other amounts described in Section 1.2(b) (collectively, the "Accounts Receivable");

     (g) Software.  The computer software listed or described on Schedule
         --------                                                --------
1.1(g) (excluding any Third-Party Software contained therein) and any computer
------
software in the process of development by Seller or any Subsidiary in connection with the conduct of the Business, in each case together with the related object and source codes, documentation and installation and user manuals (in each case whether in written form or in magnetic, electronic or other machine readable form) (collectively, the "Software");

     (h) Contracts.  All contracts (including consulting agreements and contract
         ---------
worker agency agreements), leases, licenses (including software licenses and software user agreements, as licensor or licensee), purchase orders (as vendor or purchaser) and other agreements of Seller or any Subsidiary relating primarily to the Business, including those listed on Schedule 1.1(h) (collectively, the "Contracts");
                          ---------------

     (i) Intellectual Property.  All of the United States and foreign patents,
         ---------------------
patent applications and invention disclosures conceived or developed by Seller or any of the Subsidiaries in connection with the conduct of the Business, including those listed on Schedule 1.1(i) (the "Patents"), all of the
                          ---------------
copyrights, brand names, trademarks, service marks and trade names conceived or developed by Seller or any Subsidiary in connection with the conduct of the Business or owned, held or used by Seller or any Subsidiary (otherwise than as a licensee under a license) exclusively in connection with the conduct of the Business, including any associated goodwill, including those listed on Schedule
                                                                       --------
1.1(i) (the "Copyrights and Marks"), all technologies, trade secrets, processes,
------
formulae, software (including all related documentation), designs, know-how and other intellectual property rights, in each case conceived or developed by Seller or any Subsidiary in connection with the conduct of the Business or owned, held or used by Seller or any Subsidiary (otherwise than as a licensee under a license) exclusively in connection with the conduct of the Business (the "Other Intellectual Property Rights") and all copyrights, inventions, trade secrets, and know-how contained in the Software that were conceived or developed by Seller or any Subsidiary in connection with the conduct of the Business or owned, held or used by Seller or any Subsidiary (otherwise than as a licensee under a license) exclusively in connection with the conduct of the Business (the "Software-Related Rights" and, together with the Patents, the Copyrights and Marks and the Other Intellectual Property Rights, the "Intellectual Property");

     (j) Stock of Subsidiaries.  All of the issued and outstanding shares of
         ---------------------
capital stock (the "Transferred Subsidiary Shares") of the direct or indirect subsidiaries of Seller listed on Schedule 1.1(j) (the "Transferred
                                 ---------------
Subsidiaries");

     (k) Permits.  All licenses, permits, authorizations and approvals issued by
         -------
any Governmental Authority (as defined in Section 14.1) to Seller and any Subsidiary relating primarily to the Purchased Assets or the Business, including those set forth on Schedule 1.1(k);
                   ---------------

     (l) Books and Records.  All financial, accounting and operating data,
         -----------------
including customer lists and files, sales and promotional data, advertising materials, credit information, cost and pricing information, vendor and distributor lists and files, payroll and personnel records, and other books, records and information of Seller or any Subsidiary relating primarily to the Purchased Assets or the Business (subject to redaction of any information relating primarily to businesses of Seller or any Assigning Subsidiary other than the Business);

     (m) Securities.  All stock, warrants and promissory notes of PeerLogic
         ----------
owned by Seller or any Assigning Subsidiary; and

     (n) Goodwill.  The goodwill reflected on the December 31 Balance Sheet or
         --------
which would be reflected on a Closing Balance Sheet.

     Section 1.2  Excluded Assets.  Notwithstanding anything to the contrary
                  ---------------
contained herein, the Purchased Assets shall in no event include the following:

     (a) Any Tangible Personal Property, Expensed Assets, Capitalized Software, Prepaid Items or Inventory that are sold, consumed, amortized or otherwise disposed of by Seller or any Subsidiary prior to the Closing or any portion of any account receivable or other amount due to Seller or any Subsidiary that is collected by Seller or such Subsidiary prior to the Closing, in each case in the ordinary course of the conduct of the Business consistent with past practice and the provisions of Section 7.1;

     (b) All accounts receivable of Seller or any Subsidiary arising out of the conduct of the Business in respect of which the obligor is Seller or any of its affiliates (other than any of the Transferred Subsidiaries), except for accounts receivable arising out of transactions or arrangements in respect of which there shall exist as of the Closing Date any liabilities or obligations that are Assumed Liabilities;

     (c) Subject to Section 9.1, the words and names "Texas Instruments Incorporated" and "TI," and all monograms, logos, trademarks and trade names consisting of or incorporating either or both of such words or names, or any variations thereof;

     (d) Cash and cash equivalents existing as of the Closing Date (other than the Prepaid Items and any amounts required to be transferred pursuant to Sections 9.4(f), 9.4(l) and 9.4(m));

     (e) Subject to Section 9.12, all contracts of insurance;

     (f) Seller's or any Assigning Subsidiary's corporate seal, minute books, charter documents, corporate stock records and such other books and records as pertain to the organization, existence or share capitalization of Seller or any Assigning Subsidiary, duplicate copies of such records included in the Purchased Assets as are necessary to enable Seller or any Assigning Subsidiary to file its tax returns and reports, and any other records or materials relating to Seller or any Assigning Subsidiary generally and not involving or relating to the Purchased Assets or the Business;

     (g) The promissory note of Implicit payable to Seller in the aggregate principal amount of $3,000,000; and

     (h) All rights, properties and assets of Seller or any of the Assigning Subsidiaries of every kind, character and description (including intellectual property), wherever located and whether real or personal or fixed or contingent, not included in the definition of Purchased Assets.

     Section 1.3  Nonassignable Contracts and Permits.
                  -----------------------------------

     (a) Nonassignability.  To the extent that any Contract to be assigned
         ----------------
pursuant to the terms of Section 1.1(h) or any license, permit, authorization or approval to be assigned pursuant to the terms of Section 1.1(k) is not capable of being assigned without the consent, approval or waiver of a third person or entity (including a Governmental Authority), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any law (each, a "Nonassignable Contract"), nothing in this Agreement shall constitute an assignment or require the assignment thereof prior to the time at which all consents, approvals and waivers necessary for such assignment shall have been obtained.

     (b) Seller to Use Commercially Reasonable Efforts.  Notwithstanding
         ---------------------------------------------
anything to the contrary contained herein, Seller shall not be obligated or entitled to assign to Buyer, or cause any Assigning Subsidiary to assign to Buyer, any rights or obligations in, to or under any Nonassignable Contract without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use commercially reasonable efforts to obtain all such consents, approvals and waivers prior to the Closing and, if the Closing occurs first, shall use commercially reasonable efforts after the Closing Date to obtain all such consents, approvals and waivers. Buyer shall cooperate with Seller in Seller's efforts to obtain all required consents, approvals and waivers; provided, however, that neither Buyer nor Seller shall be required to incur any liability or pay any consideration in connection therewith (provided that, with respect to any particular Nonassignable Contract following the Closing, Seller is providing to Buyer the financial and business benefits thereof in accordance with Section 1.3(c)).

     (c) If Waivers or Consents Cannot Be Obtained.  To the extent and for so
         -----------------------------------------
long as all consents, approvals and waivers required for the assignment of any Nonassignable Contract shall not have been obtained by Seller after the Closing, Seller shall use commercially reasonable efforts to (i) provide to Buyer the financial and business benefits of such Nonassignable Contract and (ii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller or any Assigning Subsidiary arising from any such Nonassignable Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer). Buyer shall use commercially reasonable efforts to perform any portion of a Nonassignable Contract the financial and business benefits of which are being provided to Buyer in accordance with clause (i) of the preceding sentence to the same extent required of Seller or any Assigning Subsidiary under the terms of such Contract (i.e., in the same (or as similar as practicable) manner and time, and with the same quality, so required of Seller or any

Assigning Subsidiary). Following the Closing, Seller shall not terminate, modify or amend any Nonassignable Contract without Buyer's prior written consent.

     (d) The provisions of this Section 1.3 shall not affect any representation or warranty of Seller contained herein or any obligation of Seller with respect to any breach thereof, or any condition to the obligations of Buyer to consummate the transactions contemplated hereby to be consummated at the Closing.

     Section 1.4  Covenant Not to Sue.  Buyer agrees not to assert the United
                  -------------------
States and foreign patents, patent applications and invention disclosures, as well as any extensions, divisions, continuations and continuation-in-parts thereof, and any applications or patents that claim priority from such patents and applications listed on Schedule 1.1(i), against Seller, Seller's affiliates
                           ---------------
or, with respect to products purchased from Seller, the primary use or function of which is not for the development of software applications as customarily created by the users of the Software, against the purchaser of such products.

     Section 1.5  License to Retained Intellectual Property.  Seller hereby
                  -----------------------------------------
grants to Buyer and its affiliates an irrevocable, perpetual, sublicenseable, fully paid-up, royalty-free, worldwide right and license to use, practice and otherwise exploit, patents, copyrights, trade secrets, non-patented technology and techniques and research and development information that constitute Retained Intellectual Property and are owned, held, or used by Seller or any Subsidiary (otherwise than as a licensee under a license) to any degree in connection with the conduct of the Business (the "Licensed Intellectual Property"), in the business, conduct or activity of designing, developing, marketing, selling, licensing, supporting or maintaining applications development software in connection with the conduct of the Business as it is currently conducted, with reasonable extensions thereof. Buyer agrees to protect any trade secrets included in the Licensed Intellectual Property against unauthorized disclosure or misuse with the same degree of care that it uses with respect to its own trade secrets of like importance.

     Section 1.6  License by Buyer.  With respect to the Licensed Software (as
                  ----------------
defined in Section 14.1), Buyer hereby grants Seller and its affiliates an irrevocable, perpetual, fully paid-up, royalty-free, nontransferable license, on the terms and subject to the conditions set forth in the form of license agreement attached hereto as Exhibit A (the "Customer License Agreement"), to
                             ---------
use, copy, reproduce and modify the Licensed Software.

                                  ARTICLE II.
                                PURCHASE PRICE
                                --------------

     Section 2.1  Purchase Price.  At the Closing, in consideration of the
                  --------------
conveyance to Buyer of the Purchased Assets, Buyer shall deliver to Seller and the Assigning Subsidiaries an aggregate cash amount equal to U.S. $165,000,000 (the "Purchase Price"), by wire transfer of immediately available funds to such account as shall have been designated by Seller to Buyer prior to the Closing, and shall assume the Assumed Liabilities. In so designating such account, Seller shall be acting as agent for each of the Assigning Subsidiaries and shall have exclusive responsibility for the delivery to each Assigning Subsidiary of such portion of the Purchase Price to which it may be entitled.

     Section 2.2  Allocation of Purchase Price for Tax Purposes.  Buyer and
                  ---------------------------------------------
Seller shall consult with each other with respect to the allocation of the Purchase Price and the amount of the Assumed Liabilities to the Purchased Assets; provided, however, that nothing in this Section 2.2 shall be deemed to obligate either Buyer or Seller to agree on such allocation.

     Section 2.3  Transfer Taxes and Similar Charges.  All recordation,
                  ----------------------------------
transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby, including the transfer of the Purchased Assets or the Transferred Subsidiary Shares, shall be borne by Buyer.

                                 ARTICLE III.
                           ASSUMPTION OF LIABILITIES
                           -------------------------

     Section 3.1  Assumed Liabilities.  At the Closing, Buyer shall assume and
                  -------------------
thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, the following obligations and liabilities (the "Assumed Liabilities"):

     (a) all liabilities and obligations of Seller or any Assigning Subsidiary in respect of the Business accrued or specifically reserved on the balance sheet for the Business as of December 31, 1996 (the "December 31 Balance Sheet") included in the Financial Statements (as defined in Section 5.15(a)), together with those not so accrued or reserved if, in accordance with GAAP (as defined in
Section 14.1), as applicable to the Business, they need not be so accrued or reserved on the December 31 Balance Sheet, and those that are specifically identified on Schedule 5.15(b), in each case to the extent the same remain
              ----------------
unpaid and undischarged as of the Closing;

     (b) all liabilities and obligations of Seller or any Assigning Subsidiary in respect of the Business and arising in the ordinary course of the conduct of the Business consistent with past practice and, to the extent applicable, the provisions of Section 7.1 between the date of the December 31 Balance Sheet and the Closing, in each case to the extent that the same remain unpaid and undischarged as of the Closing;

     (c) all liabilities and obligations of Seller or any Assigning Subsidiary arising from product liability and product warranty claims in respect of sales of products in the conduct of the Business prior to the Closing;

     (d) subject to Section 1.3, all liabilities and obligations of Seller or any Assigning Subsidiary under the Contracts, other than payment and performance of obligations payable or dischargeable prior to the Closing; and

     (e) all liabilities and obligations that are treated as Assumed Liabilities under Section 9.4.

Buyer's obligations in respect of the Assumed Liabilities shall not extend beyond the extent to which Seller and/or any Assigning Subsidiary was obligated in respect thereof and shall be subject to Buyer's right to contest in good faith the nature and extent of any liability or obligation to any person or entity other than Seller and/or any Assigning Subsidiary. Except as provided in this Section 3.1, Buyer shall not assume or be responsible for the payment, performance or discharge of any liability or obligation of Seller or any Assigning Subsidiary.

     Section 3.2  Retained Liabilities.  All liabilities and obligations of
                  --------------------
Seller or any Assigning Subsidiary, including liabilities and obligations attributable to the conduct of the Business prior to the Closing, that are not Assumed Liabilities shall continue after the Closing to be liabilities and obligations of Seller or such Assigning Subsidiary and shall be "Retained Liabilities" for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, all liabilities and obligations of Seller and the Assigning Subsidiaries arising out of or relating to (a) any Excluded Asset, (b) this Agreement or the transactions contemplated hereby (including any prior efforts to sell or otherwise dispose of the Purchased Assets or the Business or any substantial portion of either thereof), except to the extent otherwise expressly provided herein, (c) any Taxes (as defined in Section 14.1) attributable to taxable periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date, (d) any reductions in workforce occurring prior to the Closing, and (e) any Employee Plans (as defined in Section 5.19), collective bargaining agreements, programs and practices, or other employment agreements, employment offer letters or similar agreements with employees or former employees, except for the liabilities and obligations in respect of the foregoing that are treated as Assumed Liabilities under Section 9.4 shall be "Retained Liabilities" for purposes of this Agreement.

                                  ARTICLE IV.
                                    CLOSING
                                    -------

     Section 4.1  Closing.  The consummation of the transactions contemplated
                  -------
hereby (the "Closing") shall take place at the offices of Seller, 13500 North Central Expressway, Dallas, Texas (or at such other place as the parties may designate), at 9:00 a.m. (Dallas, Texas time) on or before June 14, 1997 or such later date as the conditions specified in Articles X and XI are fulfilled (or waived by the party entitled to waive any unfulfilled condition). The date on which the Closing is effected is referred to in this Agreement as the "Closing Date."

     Section 4.2  Deliveries at Closing.  At the Closing:
                  ---------------------

     (a) Seller shall deliver to Buyer the items described in clauses (i) through (xi) below:

               (i) one or more Bills of Sale, in form and substance reasonably satisfactory to Buyer and Seller (the "Bill of Sale"), executed by Seller or, as applicable, by the Assigning Subsidiaries;

               (ii) one or more Assignment and Assumption Agreements, in form and substance reasonably satisfactory to Buyer and Seller (the "Assignment Agreement"), executed by Seller or, as applicable, by any Assigning Subsidiary;

               (iii) the Customer License Agreement, executed by Seller or, as applicable, by any Assigning Subsidiary;

               (iv) a Transition Services Agreement, in form and substance reasonably satisfactory to Buyer and Seller (the "Transition Services Agreement") and providing for the provision by Seller to Buyer and the Transferred Subsidiaries of data processing and information and accounting services, at Seller's unit cost charge rates (with no markup) for the first three months after Closing and at Seller's unit cost charge rates plus any additional costs associated therewith for a period of six additional months thereafter, executed by Seller;

               (v) agreements in form and substance reasonably satisfactory to Buyer and Seller (the "Real Estate Documents"), providing for the subleasing by Seller to Buyer of the space currently occupied by personnel primarily engaged in the conduct of the Business at Seller's Spring Creek site and, except as Buyer and Seller may otherwise reasonably agree, the sharing of space at the other facilities of Seller or any Subsidiary constituting Purchased Assets or Excluded Assets, as the case may be, that are currently shared by personnel primarily engaged in the conduct of the Business, on the one hand, and personnel primarily engaged in the conduct of other businesses of Seller, on the other hand, in each case for a period of three years (with the party to whom space is provided (A) being obligated to bear a proportionate share of the actual occupancy cost of the party providing such space, without markup, and (B) having the right to terminate its occupancy of space in whole or in part upon reasonable notice and other reasonable terms);

               (vi) an Assignment of Trademarks and Service Marks to Buyer, in recordable form and in form and substance reasonably satisfactory to Buyer and Seller (the "Trademark Assignment"), executed by Seller or, as applicable, any Assigning Subsidiary;

               (vii) an Assignment of Patents to Buyer, in recordable form and in form and substance reasonably satisfactory to Buyer and Seller (the "Patent Assignment"), executed by Seller or, as applicable, any Assigning Subsidiary;

               (viii) stock certificates evidencing the Transferred Subsidiary Shares, accompanied by duly executed stock powers or other appropriate instruments of transfer, in form and substance reasonably satisfactory to Buyer;

               (ix) a Certificate (the "Seller Closing Certificate"), dated the Closing Date, in the form described in Section 10.1, executed by Seller;

               (x) evidence that the party signing this Agreement on behalf of Seller is authorized to do so; and

               (xi) all other documents, certificates, instruments or writings reasonably requested by Buyer in connection herewith.

     (b) Buyer shall deliver to Seller the items described in clauses (i) through (viii) below:

               (i)    the Purchase Price described in Section 2.1 above;

               (ii)   the Assignment Agreement, executed by Buyer;

               (iii)  the Customer License Agreement, executed by Buyer;

               (iv)   the Transition Services Agreement, executed by Buyer;

               (v)    the Real Estate Documents, executed by Buyer;

               (vi) a Certificate, dated the Closing Date, in the form described in Section 11.1, executed by Buyer (the "Buyer Closing Certificate");

               (vii) evidence that the party signing this Agreement on behalf of Buyer is authorized to do so; and

               (viii) all other documents, certificates, instruments or writings reasonably requested by Seller in connection herewith.

     (c) The Bill of Sale, Assignment Agreement, Customer License Agreement, Transition Services Agreement, Real Estate Documents, Trademark Assignment and Patent Assignment shall constitute, collectively, the "Collateral Agreements."

     Section 4.3  Delivery of Purchased Assets.  Title to the Purchased Assets
                  ----------------------------
shall pass to Buyer as of the Closing at the applicable place of business of Seller. Concurrently with the Closing, Seller shall deliver, and shall cause the Assigning Subsidiaries to deliver, to Buyer full possession and control of the Purchased Assets (it being understood that title to the Purchased Assets shall pass to Buyer, but unless Buyer directs otherwise after the Closing, any Purchased Assets held by suppliers or contractors shall not be required to be delivered to Buyer concurrently with the Closing). All tangible assets constituting a part of the Purchased Assets located at Seller's or any Assigning Subsidiary's place of business shall, unless Seller and Buyer otherwise agree, be delivered to one of Buyer's places of business by means of delivery jointly determined by Seller and Buyer, and Buyer shall bear the cost of such delivery.

                                  ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

     Section 5.1  Existence and Authority of Seller.  Seller is a corporation
                  ---------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the full corporate power and authority to conduct the Business as it is now conducted, to enter into this Agreement and the Collateral Agreements, and to perform its obligations hereunder and thereunder. Seller is duly qualified to conduct business as a foreign corporation in the State of Texas and in each other jurisdiction in which its ownership or lease of the Purchased Assets or its conduct of the Business requires such qualification under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 14.1). The execution, delivery and performance of this Agreement and the Collateral Agreements by Seller and, as applicable, the Assigning Subsidiaries have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and such Assigning Subsidiaries. This Agreement constitutes and, when executed and delivered, the Collateral Agreements will constitute, the legal, valid and binding obligations of

Seller and, as applicable, the Assigning Subsidiaries, enforceable against it or them in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 5.2  Existence of Subsidiaries.  Each of the Subsidiaries is a
                  -------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth on Schedule 1.1(j) (in the
                                                       ---------------
case of the Transferred Subsidiaries) or Schedule 14.1 (in the case of the
                                         -------------
Assigning Subsidiaries), and each of the Subsidiaries has full corporate power and authority to conduct its business as it is now conducted. Each of the Transferred Subsidiaries is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business activities requires such qualification under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

     Section 5.3  Capitalization of the Transferred Subsidiaries.  Schedule 5.3
                  ----------------------------------------------   ------------
contains a description of the authorized, issued and outstanding capital stock of each of the Transferred Subsidiaries, together with the name of each person or entity who or which is the record owner of any Transferred Subsidiary Shares and the number of Transferred Subsidiary Shares owned by each such person or entity. All of the Transferred Subsidiary Shares are owned of record and beneficially by Seller or an Assigning Subsidiary, in each case as indicated on

Schedule 5.3, free and clear of all Liens (as defined in Section 14.1).  The
------------
delivery to Buyer at the Closing of the documents specified in Section 4.2(a) will vest in Buyer good, marketable and exclusive title to the Transferred Subsidiary Shares, free and clear of all Liens (other than any Liens that may be placed on the Transferred Subsidiary Shares by Buyer at the Closing). All of the Transferred Subsidiary Shares have been duly and validly authorized and issued and are fully paid and nonassessable, with no personal liability attaching thereto. Except for this Agreement and to the extent specified on

Schedule 5.3, there are no outstanding or existing (a) proxies, voting trusts or
------------
other agreements or understandings with respect to the voting of any of the Transferred Subsidiary Shares, (b) securities convertible into or exchangeable for capital stock of any of the Transferred Subsidiaries, (c) options, warrants or other rights to purchase or subscribe for any capital stock of any of the Transferred Subsidiaries, (d) rights to participate in the equity, income or election of directors or officers of any of the Transferred Subsidiaries, or (e) agreements of any kind relating to the issuance of capital stock of any of the Transferred Subsidiaries or securities convertible into or exchangeable for any such capital stock.

     Section 5.4  Consents and Approvals; Absence of Violations.  (a) Except to
                  ---------------------------------------------
the extent specified on Schedule 5.4(a), no notification, authorization, consent
                        ---------------
or approval of, or notice to, or filing or registration with, any Governmental Authority is required to be obtained or given, and no waiting period is required to expire, in connection with Seller's or, as applicable, the Assigning Subsidiaries', execution and delivery of this Agreement or the Collateral Agreements and the performance of its or their respective obligations hereunder or thereunder except for (i) filings with the FTC (as defined in Section 14.1) and the DOJ (as defined in Section 14.1) pursuant to the HSR Act (as defined in Section 14.1), (ii) notifications, authorizations, consents, approvals, notices, filings or registrations that the failure to make or obtain, in the aggregate, would not have a Material Adverse Effect, and (iii) notifications, authorizations, consents or approvals of, or notices to, any Governmental Authority pursuant to any Contract relating to the Business to which any such Governmental Authority and the Seller or any Subsidiary is a party.

     (b) Neither Seller's nor, as applicable, any Assigning Subsidiary's, execution and delivery of this Agreement or of the Collateral Agreements, and neither Seller's nor, as applicable, any Assigning Subsidiary's, performance of its obligations hereunder or thereunder, will (i) except to the extent specified on Schedule 5.4(b), conflict with, violate any provision of, result in the
   ---------------
breach of, constitute a default under, give rise to the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any obligation under, permit any person to terminate, modify or cancel the rights of Seller or any Subsidiary under, or result in the creation or imposition of any Lien upon any Purchased Assets under, any provision of any Significant Contract or any Permit, (ii) violate any provision of the certificate of incorporation or by-laws of Seller or any Subsidiary, or (iii) violate any Laws (as defined in Section 14.1) or any judgment, order or decree of any Governmental Authority to which Seller or any Subsidiary is subject, except in the case of clause (iii) above for such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations or Liens that would not, individually or in the aggregate, (x) have a Material Adverse Effect, (y) materially impair the ability of Seller to perform its obligations hereunder or under any of the Collateral Agreements, or (z) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby.

     Section 5.5  Contracts.  Each of the Contracts is a legal, valid and
                  ---------
binding obligation of Seller and/or each Subsidiary that is a party thereto and, to the knowledge of Seller, of each other party thereto, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except to the extent specified on Schedule
                                                                    --------
5.5, and except for breaches or defaults that in the aggregate would not have a Material Adverse Effect, neither Seller nor any Subsidiary or, to the knowledge of Seller, any other party to any Contract is in breach or default (with or without the giving of notice or lapse of time or both) thereunder. All Significant Contracts in effect or treated by Seller as being in effect as of the date hereof are set forth on Schedule 5.5 hereto. For purposes of this
                                 ------------
Agreement, the term "Significant Contract" means any unexpired (except in the case of any strategic alliance agreement that shall have expired within the past 12 months) Contract (a) under which Seller or any Subsidiary is or was required to pay or entitled to receive more than $500,000 (or, in the case of Contracts to which foreign Subsidiaries are a party, $1,000,000 (other than a real estate lease covered in clause (d) below),
(b) that is a license or other agreement relating to rights of Seller or any Subsidiary with respect to Third-Party Software, (c) that is a distribution agreement or that provides for strategic alliances relating to the development and/or marketing of software or services, (d) that is a real estate lease relating to the Business, or (e) that is otherwise listed on Schedule 5.5.
                                                             ------------
Except to the extent specified on Schedule 5.5, Seller heretofore has provided
                                  ------------
or made available to Buyer true, complete and correct copies of all of the Significant Contracts (including all amendments thereto) that are written, and true, complete and correct written summaries of all of the Significant Contracts that are oral.

     Section 5.6  Intellectual Property Rights.
                  ----------------------------

     (a) Ownership.  The Intellectual Property, together with the Licensed
         ---------
Intellectual Property, includes all of the intellectual property rights owned or licensed by Seller and the Subsidiaries reasonably necessary to conduct the Business as it is now conducted, or as currently proposed to be conducted by Seller, and includes all of the intellectual property rights owned or licensed by Seller and the Subsidiaries used in the development, marketing, licensing or support of the Software. Except to the extent specified on Schedule 5.6(a), (i)
                                                            ---------------
Seller, directly or through the Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property and the Licensed Intellectual Property, free and clear of all Liens, and, except for the Intellectual Property owned or held by the Transferred Subsidiaries, to transfer (or, as applicable, license) the same to Buyer, and (ii) no person or entity other than Seller and the Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or the Licensed Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or the Licensed Intellectual Property or any portion thereof. Except to the extent specified on Schedule 5.6(a), good, marketable and exclusive title in, to and
             ---------------
under the Intellectual Property will vest in Buyer (or, to the extent applicable, will be vested in one or more of the Transferred Subsidiaries) at the Closing, free and clear of all Liens.

     (b) No Infringement.  Except to the extent specified on Schedule 5.6(b),
         ---------------                                     ---------------
the conduct of the Business as it is now conducted, or as currently proposed to be conducted by Seller, and the use of the Intellectual Property and the Licensed Intellectual Property in connection therewith, does not conflict with or infringe, and neither Seller nor any Subsidiary has received notice of any allegation that such conduct or use conflicts with or infringes, any copyright, trademark, trade secret or, to the knowledge of Seller, patent owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Seller or any Subsidiary with respect to any of the Intellectual Property or the Licensed Intellectual Property (other than those, if any, with respect to which service of process or similar notice may not yet have been made on Seller or any such Subsidiary), and, to the knowledge of Seller, none has been threatened against Seller or any Subsidiary.

     Section 5.7  Software.  (a) Except to the extent specified on Schedule
                  --------                                         --------
5.7(a), Seller has good and marketable right, title and interest in and to all
------
versions or releases of the Software, free and clear of all Liens. Except to the extent specified on Schedule 5.7(a), the Seller is in actual possession of
                        ---------------
the source code and object code for the Software, and Seller is in possession of all other documentation necessary for the effective use of the Software.

Schedule 5.7(a) also lists, by program, all third parties that have been
---------------
provided with the source code for any of the computer software included in the Software, or have the right to license the source code, and all source code escrow agreements relating to any of the computer software included in the Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all third parties who are actual or potential beneficiaries of such escrow agreement). Except to the extent specified on Schedule 5.7(a), at the Closing, good, marketable and exclusive
             ---------------
title in the Software will vest in Buyer, free and clear of all Liens.

     (b) There are no defects in the most recent generally distributed commercial versions of the Software (excluding any computer software in the process of development and any versions distributed as beta, test or evaluation releases) (the "Commercial Software") that would prevent the Commercial Software from substantially performing the functions in the documentation accompanying such Commercial Software as updated (the "Documentation") when such Commercial Software is used in its unmodified form, from undamaged media, and in accordance with the instructions and specifications stated in the Documentation. Schedule
                                                                       --------
5.7(b) contains a true, complete and correct list of all material bugs that, to
------
Seller's knowledge, exist in or with respect to the Commercial Software.

     (c) Neither the existence nor the sale, marketing, licensing, distribution, exploitation or use of the Software in the conduct of the Business as it is now conducted, or as currently proposed to be conducted by Seller, (i) except as set forth on Schedule 5.6(b), conflicts with or infringes any trademark, copyright, or, to the knowledge of Seller, patent, (ii) constitutes a misuse or misappropriation of any trade secret, know-how, process or proprietary information, or (iii) except to the extent specified on Schedule 5.7(c),
                                                        ---------------
entitles any third party to any interest in, or right to compensation from Seller by reason of, the sale, marketing, licensing, distribution, exploitation or use of the Software. Except to the extent specified on Schedule 5.7(c),
                                                           ---------------
there are no restrictions on the ability of Seller, or any successor or assign of Seller, to sell, market, license, distribute, exploit or use the Software.

     Section 5.8  Title to and Sufficiency of Purchased Assets.  (a) No
                  --------------------------------------------
affiliates of Seller other than the Subsidiaries are engaged in the conduct of the Business as now conducted.

     (b) The Purchased Assets constitute all of the rights, properties and assets of every kind, character and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent, that are owned, held, used, conceived, developed or offered for sale or license by Seller or any of the Subsidiaries primarily (or, to the extent so characterized in Section 1.1(i), exclusively) in connection with the conduct of the Business or otherwise arising out of the conduct of the Business.

     Section 5.9  Tangible Personal Property.  The Tangible Personal Property
                  --------------------------
listed on Schedule 1.1(a) is in good operating condition and repair, subject to
          ---------------
normal wear and tear, and is adequate and sufficient for the conduct of the Business as now conducted. At the Closing, title to all of the Tangible Personal Property will be transferred to Buyer free and clear of all Liens other than Permitted Liens (as defined in Section 14.1).

     Section 5.10  Inventory.  The Inventory reflected on the December 31
                   ---------
Balance Sheet or acquired since the date thereof was acquired or produced and has been maintained in the ordinary course of the conduct of the Business consistent with past practice. At the Closing, title to all of the Inventory will vest in Buyer free and clear of all Liens other than Permitted Liens.

     Section 5.11  Accounts Receivable.  The Accounts Receivable have arisen
                   -------------------
from bona fide transactions in the ordinary course of the conduct of the Business and are not subject to any valid discount, set-off or counterclaim. Except to the extent specified on Schedule 5.11, to Seller's knowledge, the
                                  -------------
Accounts Receivable are collectible in the amounts and within the time periods reflected in the Financial Statements, in the case of Accounts Receivable which arose prior to December 31, 1996, and in the amounts and within time periods consistent with the payment history of comparable accounts receivable arising in the ordinary course of the conduct of the Business as it is now conducted, in the case of Accounts Receivables which have arisen since December 31, 1996. At the Closing, good, marketable and exclusive title to all of the Accounts Receivable will vest in Buyer (or, to the extent applicable, will be vested in one or more of the Transferred Subsidiaries) free and clear of all Liens.

     Section 5.12  Taxes.  (a) Each of the Transferred Subsidiaries has filed or
                   -----
caused to be filed with the appropriate Governmental Authorities all Tax Returns (as defined in Section 14.1) required to be filed by it (taking into account all extensions of due dates). All such Tax Returns were correct and complete in all respects material to such Tax Returns. All amounts in respect of Taxes due or claimed by any Governmental Authority or other taxing authority or any other person or entity to be due from any of the Transferred Subsidiaries have been fully paid. Except to the extent specified on

Schedule 5.12(a), (i) none of the Transferred Subsidiaries has waived any
----------------
statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) no claim that could affect Buyer, the Purchased Assets or the Transferred Subsidiaries has been made by any tax authority in any jurisdiction where Seller or any of the Subsidiaries, as the case may be, does not file Tax Returns that Seller or any of the Subsidiaries, as the case may be, is or may be subject to taxation in such jurisdiction, and, to Seller's knowledge, no such assertion of jurisdiction is threatened, (iii) no issue has been raised by any tax authority which reasonably may be expected to result in a deficiency for any taxable period of any of the Transferred Subsidiaries, (iv) none of the Transferred Subsidiaries is a party to, has received notice of, or has knowledge of, any pending or threatened administrative or judicial action or proceeding by any Governmental Authority for the assessment or collection of any Taxes, and (v) no security interests have been imposed on or asserted against any of the Purchased Assets, the Transferred Subsidiaries or any rights, property or assets of any of the Transferred Subsidiaries as a result of or in connection with any failure or alleged failure to pay any Tax.

     (b) Seller shall cause all Tax Returns required to be filed by any Transferred Subsidiary with any Governmental Authority with respect to any Tax period, or portion thereof, ended on or before December 31, 1996 to be so filed prior to the Closing. Such Tax Returns shall be correct and complete in all respects material to such Tax Returns. Seller shall cause to be paid all amounts due in respect of Taxes as shown on such Tax Returns. Notwithstanding the above, if the due date for filing a Tax Return (or extension thereof) is more than twenty days following the Closing, and Seller shall have failed to file such Tax Return and pay the Taxes associated therewith, Buyer shall do so and Seller shall promptly reimburse Buyer the amount of such Taxes. Should Buyer then fail to file such Tax Returns by the due date (or extension thereof) or pay the associated Tax, Buyer shall be solely responsible for payment of penalties and interest with respect thereto unless such failure was not due to the fault or negligence of Buyer, in which case Seller shall promptly reimburse Buyer for such penalties and interest.

     (c) Each of Seller and each of the Subsidiaries has (i) withheld and duly and timely paid to the appropriate taxing authority all Taxes required to be withheld with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party in connection with the Business, and any additional amounts representing related employer liability for employment Taxes under applicable Law, except where the failure to do so would not have a Material Adverse Effect, and (ii) correctly and properly prepared and duly and timely filed all returns and reports relating to Taxes withheld from each of their employees, former employees and other payees engaged primarily in the conduct of the Business and to their liability for employment Taxes and other withholding Taxes under federal, state, municipal, local, foreign and other Laws.

     Section 5.13  Litigation.  Except to the extent specified on Schedule 5.13,
                   ----------                                     -------------
there are no legal, administrative, arbitration, investigatory or other actions, suits, claims, hearings or proceedings pending or, to Seller's knowledge, threatened against Seller or any of the Subsidiaries (or, to Seller's knowledge, pending or threatened against any customer or licensee of Seller or any of the Subsidiaries in connection with the use of the Software of which Seller or any Assigning Subsidiary has received written notice) arising out of or relating to this Agreement, the transactions contemplated hereby or the conduct of the Business, or otherwise pertaining to or affecting the Business or any of the Purchased Assets. Neither Seller nor any Subsidiary is in default under any judgment, order or decree of any Governmental Authority applicable to it relating to the conduct of the Business or the ownership or use of the Purchased Assets.

     Section 5.14  Compliance with Law; Permits.  The Purchased Assets and the
                   ----------------------------
use thereof by Seller and the Subsidiaries comply in all material respects with, and in connection with the conduct of the Business, Seller and each of the Subsidiaries is in compliance in all material respects with, all applicable Laws. The Permits constitute all of the licenses, permits, authorizations and approvals issued by any Governmental Authority that are reasonably necessary for the conduct of the Business as now conducted. Except to the extent specified on

Schedule 1.1(k), Seller and the Subsidiaries are in compliance in all material
---------------
respects with the terms of the Permits, all of the Permits are valid and in full force and effect and, to the knowledge of Seller, no Governmental Authority has instituted any proceedings for the cancellation, non-renewal or modification of any of the Permits and, to the knowledge of Seller, no such proceedings are threatened.

     Section 5.15  Historical Financial Information.  (a) The balance sheets of
                   --------------------------------
the Business and each of the Transferred Subsidiaries as of December 31, 1996, and the statements of earnings of the Business and each of the Transferred Subsidiaries and the statements of cash flows of the Business and each of the Transferred Subsidiaries for the year ended December 31, 1996, as provided by Seller to Buyer prior to the date hereof (collectively, the "Financial Statements") have been prepared from and in accordance with the books and records of Seller pertaining to the Business, present fairly, in all material respects, the financial position of the Business as of the dates indicated therein and the results of operations of the Business as of and for the periods indicated therein and, except to the extent specified on Schedule 5.15(a), were
                                                         ----------------
prepared in conformity with GAAP, as applicable to the Business, consistently applied, subject to normal year-end adjustments which, in the aggregate, are not material.

     (b) There are no liabilities of Seller or any Subsidiary of any kind or character relating to the Business, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities specifically provided for in the December 31 Balance Sheet or described on Schedule 5.15(b);
                                                              ----------------
(ii) liabilities arising subsequent to

December 31, 1996 in the ordinary course of the conduct of the Business; and
(iii) liabilities that, individually or in the aggregate, are not material to the Business.

     Section 5.16  Reserved.
                   --------

     Section 5.17  Brokers.  Except to the extent specified on Schedule 5.17, no
                   -------                                     -------------
broker, finder, agent, representative or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent, representative or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith, based on any agreement or understanding with Seller or any action taken by Seller.

     Section 5.18  Knowledge.  As used in this Article V, the terms "to Seller's
                   ---------
knowledge" and "to the knowledge of Seller" shall mean the actual knowledge of the persons listed on Schedule 5.18.
                      -------------

     Section 5.19  Employee Benefit Plans.  Schedule 5.19 sets forth a complete
                   ----------------------   -------------
and correct list of all employee benefit plans, as defined in Section 3(3) of ERISA (as defined in Section 14.1) and all other compensation or employee benefit plans, agreements or arrangements (whether or not subject to ERISA) which Seller or any affiliate maintains or to which Seller or any affiliate makes or has an obligation to make contributions or under which Seller or any affiliate is liable for compensation or benefit payments with respect to employees or former employees of the Business (the "Employee Plans"), other than non-U.S. Employee Plans, as to which a complete and correct list will be provided to Buyer by Seller as promptly as practicable after the date hereof and in no event later than the thirtieth day after the date hereof. A general description of all Employee Plans maintained by the Subsidiaries domiciled outside of the United States or to which any such Subsidiary makes or has an obligation to make contributions or under which any such Subsidiary is liable for compensation or benefit payments with respect to employees or former employees of the Business will be provided to Buyer by Seller as promptly as practicable after the date hereof and in no event later than the thirtieth day after the date hereof. No Employee Plan maintained in the United States is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer plan described in Section 4063 or 4064 of ERISA. Each Employee Plan that is intended to qualify under Section 401(a) of the Code (as defined in
Section 14.1) has been determined by the IRS (as defined in Section 14.1) to so qualify, and nothing has since occurred which may reasonably be expected to cause the loss of such qualification. Each Employee Plan has been maintained and operated in compliance with its terms and with applicable Law, and nothing has occurred or is reasonably expected to occur which will result in any liability to Buyer, any Transferred Subsidiary or any of their respective affiliates with respect to any Employee Plan for any period prior to the Closing, except for liabilities to pay compensation or benefits in accordance with the terms of the Employee Plan. Except to the extent specified on Schedule
                                                                        --------
5.19, the fair market value
----
of the assets of each funded Employee Plan maintained by an Assigning Subsidiary or a Transferred Subsidiary will be at least equal to the present value of the benefits accrued under the Employee Plan determined as of the Closing Date by applying reasonable actuarial assumptions. Seller has furnished or made available (in the case of U.S. Employee Plans) or will furnish or make available as promptly as practicable (in the case of non-U.S. Employee Plans), to Buyer a complete and correct copy of every document pursuant to which each Employee Plan is established or operated and a description of each Employee Plan for which there is no written document, and will provide as promptly as practicable a complete and correct copy of the most recent financial statements or actuarial valuation report for each Employee Plan maintained by an Assigning Subsidiary or a Transferred Subsidiary. Seller shall make available to Buyer within five business days after the date hereof a complete and correct list of all employees, consultants and contract workers of the Business (including all employees, consultants and contract workers of the Subsidiaries), and thereafter shall keep Buyer informed on a reasonably current basis of any changes to the information contained therein prior to the Closing.

     Section 5.20  Books and Records of Subsidiaries.  All of the minute books
                   ---------------------------------
and stock record books of each of the Transferred Subsidiaries (or true and complete copies thereof) have been or will be made available to Buyer for inspection and contain materially accurate records of all meetings of, and written consents by, the boards of directors (and any committees thereof) and stockholders of each of the Transferred Subsidiaries since the date of its formation (or, if later, since the date of its acquisition by Seller).

     Section 5.21  Environmental.  (a) The Business has at all times been
                   -------------
conducted, and the Purchased Assets are, in all material respects, in compliance with all applicable Environmental Laws.

     (b) Except to the extent specified on Schedule 5.21(b), neither Seller nor
                                           ----------------
any Subsidiary has engaged in or permitted any operations or activities upon, or any use or occupancy of, any real property now or previously owned, leased or operated by Seller or any Subsidiary in connection with the Business (the "Real Property"), or any portion thereof, resulting in the storage, emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Real Property in quantities that are reportable or the remediation of which is required, or with respect to which other affirmative remediation or response action must be taken, under applicable Environmental Laws.

     Section 5.22  Reliance.  The representations and warranties of Buyer
                   --------
contained in this Agreement, the Buyer Closing Certificate and the Collateral Agreements constitute the sole and exclusive representations and warranties of Buyer to Seller in connection with this Agreement and the transactions contemplated hereby, and Seller acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Buyer.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

     Section 6.1  Existence and Authority of Buyer.  Buyer is a corporation
                  --------------------------------
validly incorporated, existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the Collateral Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer. This Agreement constitutes, and when executed and delivered, the Collateral Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 6.2  Consents and Approvals; Absence of Violations.  (a) Except to
                  ---------------------------------------------
the extent specified on Schedule 6.2(a), no notification, authorization, consent
                        ---------------
or approval of, or notice to, or filing or registration with, any Governmental Authority is required to be obtained or given, and no waiting period is required to expire, in connection with Buyer's execution and delivery of this Agreement or the Collateral Agreements and the performance of its obligations hereunder or thereunder except for filings with the FTC and the DOJ pursuant to the HSR Act.

     (b) Neither Buyer's execution and delivery of this Agreement or of the Collateral Agreements, nor Buyer's performance of its obligations hereunder or thereunder, will (i) except to the extent specified on Schedule 6.2(b), conflict
                                                       ---------------
with, violate any provision of, result in the breach of, constitute a default under, give rise to the acceleration of, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both), any obligation under, permit any person to terminate, modify or cancel the rights of Buyer under, any provision of any mortgage, lien, agreement, license or other obligation to which Buyer is a party, or by which Buyer is bound, or to which Buyer's assets are subject, (ii) violate any provision of the certificate of incorporation or by-laws of Buyer, or (iii) violate any Laws or any judgment, order, or decree of any Governmental Authority to which Buyer is subject, except for such conflicts, violations, breaches, defaults, accelerations, terminations, modifications or cancellations that would not, individually or in the aggregate, (x) materially impair the ability of Buyer to perform its obligations hereunder or under any of the Collateral Agreements, or (y) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby.

     Section 6.3  Brokers.  Except to the extent specified on Schedule 6.3
                  -------                                     ------------
hereto, no broker, finder, agent, representative or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent, representative or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement or understanding with Buyer or any action taken by Buyer.

     Section 6.4  Cash Consideration.  Buyer shall, at the Closing, have
                  ------------------
available sufficient cash to enable it to deliver the Purchase Price to Seller in accordance with Section 2.1.

     Section 6.5  Reliance.  The representations and warranties of Seller
                  --------
contained in this Agreement, the Seller Closing Certificate and the Collateral Agreements constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with this Agreement and the transactions contemplated hereby, and Buyer acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Seller. BUYER ACKNOWLEDGES THAT SELLER DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT AS TO THE PURCHASED ASSETS OR THE TRANSFERRED SUBSIDIARY SHARES, OR ANY OF THEM, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                 ARTICLE VII.
                              COVENANTS OF SELLER
                              -------------------

     Section 7.1  Conduct of Business and Compliance.  Except as otherwise
                  ----------------------------------
agreed to by an executive officer of Buyer, which agreement shall not be unreasonably withheld or delayed, or as otherwise specifically contemplated hereby, Seller covenants and agrees that, between the date hereof and the Closing, Seller shall, and shall cause the Subsidiaries to, conduct the Business only in the ordinary course and consistently with Seller's past practice and to:

     (a) hold, use, operate, preserve, protect, repair and maintain the Purchased Assets in a commercially reasonable manner consistent with Seller's past practice;

     (b) use commercially reasonable efforts to retain and preserve the relationships with and the goodwill of, the present and potential customers, suppliers and employees of the Business and others having business relations with the Business;

     (c) promptly advise Buyer in writing of the commencement of, and of any threat to commence (of which Seller has knowledge), any suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation or tax audit relating to or involving the Business, the Purchased Assets or any of the Transferred Subsidiaries;

     (d) comply in all material respects with the provisions of all Contracts, Permits and applicable Laws;

     (e) not enter into any Contract, or terminate, modify or amend in any material respect or waive any material right under any Contract, except in the ordinary course of the conduct of the Business consistent with Seller's past practice;

     (f) not (i) enter into any Contract (other than customer agreements on Seller's standard forms or that do not otherwise contain provisions materially more adverse to Seller or any Subsidiary than those customarily accepted by Seller and the Subsidiaries in the ordinary course of the conduct of the Business) that would constitute a Significant Contract or involve the payment or receipt of more than $200,000 or (ii) terminate, modify or amend in any material respect or waive any material right under any Significant Contract or any Contract entered into with Buyer's consent pursuant to clause (i) of this
Section 7.1(f);

     (g) not sell, consume, amortize, dispose of or encumber, or enter into any agreement for the sale, disposition or encumbrance of, all or any portion of any rights, properties or assets that, absent such sale, consumption, amortization or disposition, would be included in the Purchased Assets as of the Closing, except in the ordinary course of the conduct of the Business consistent with Seller's past practice;

     (h) not grant, create or permit to exist any Liens on any of the Purchased Assets, other than Permitted Liens in the case of Tangible Personal Property, Expensed Assets and Inventory;

     (i) not (i) increase in any manner the rate of compensation of any of the Transferred Employees (as defined in Section 9.4), (ii) make or agree to make any payment pursuant to any Employee Plan, including any payment of any pension, retirement allowance, severance or other employee benefit, for the benefit of the Transferred Employees, (iii) adopt or enter into any additional Employee Plan, or employment or consulting agreement, for the benefit of or with any of the Transferred Employees, or (iv) terminate the employment of any Transferred Employee prior to the

Closing except, in any such case, as required by Law or under the terms of any existing agreement or any existing Employee Plan;

     (j) not surrender, modify, amend, waive, forfeit or otherwise adversely affect any material right under any of the Permits or Intellectual Property;

     (k) not enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation that (i) would result in the imposition of any Lien or other restriction affecting any of the Purchased Assets, (ii) would be binding on Buyer, or (iii) otherwise relates to or affects the Business, the Purchased Assets or the Transferred Subsidiaries;

     (l) not modify or amend its accounting policies, practices and procedures or the manner in which the books, records and financial statements of Seller pertaining to the Business, the Purchased Assets or the Transferred Subsidiaries are prepared and maintained;

     (m) except in the ordinary course of the conduct of the Business consistent with Seller's past practice, not (i) delay or defer the payment or discharge of any liability or obligation that, if not paid or discharged prior to the Closing, would constitute an Assumed Liability, (ii) accelerate or use any special efforts to collect any portion of any account receivable or other amount due to Seller or any Subsidiary that, if not collected prior to the Closing, would constitute a Purchased Asset, or (iii) take or omit to take any other action, in the case of any of the matters referred to in the foregoing clauses
(i) and (ii), with the purpose or effect of increasing the Assumed Liabilities (or the liabilities or obligations of any Transferred Subsidiary) or reducing the Purchased Assets to the benefit of Seller and/or any Assigning Subsidiary and the detriment of Buyer and/or any Transferred Subsidiary;

     (n) not permit any of its officers, directors, employees, affiliates, agents or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any assistance or information to, any person or entity (other than Buyer and its representatives) concerning any sale or other disposition of all or any significant portion of the Business, the Purchased Assets or the Transferred Subsidiaries; and

     (o) not sell, purchase, transfer or otherwise modify or alter in any way the beneficial or record ownership of, and not permit any of its affiliates to sell, purchase, transfer or otherwise modify or alter the beneficial or record ownership of, any of the Transferred Subsidiary Shares, including, without limitation, any such sale, purchase, transfer or other modification or alteration of beneficial or record ownership among Seller and one or more of its affiliates in connection with any corporate restructuring or reorganization.

     The provisions of this Section 7.1 are cumulative, and Seller's obligations under any particular subparagraph hereof shall be determined without reference to (x) the provisions of any other subparagraph hereof or (y) the reference to the conduct of the Business in the ordinary course contained in the preamble to the various subparagraphs hereof.

     Section 7.2  Pre-Closing Access.  Prior to Closing, Seller shall give the
                  ------------------
employees, attorneys, accountants and other representatives of Buyer, at Buyer's reasonable request and upon reasonable notice, reasonable access during normal business hours to the personnel, properties, books, contracts, reports and records (including financial information) relating to the Business in order that Buyer may have the opportunity to make such investigation as it desires of the affairs of the Business and to furnish Buyer with information, and copies of all documents and agreements, including but not limited to financial and operating data and other information concerning the financial condition, results of operations and operations of the Business, that Buyer may reasonably request, but subject to such reasonable limitations as may be imposed by Seller. The rights of Buyer under this Section 7.2 shall not be exercised in such a manner as to interfere with Seller's operation of the Business. Seller shall have no duty hereunder to provide Buyer access to any information as to which Seller owes any third party a duty of confidentiality without such third party's prior written consent; provided, however, that Seller shall use commercially reasonable efforts to obtain such consents with respect to Significant Contracts as soon as practicable after the date hereof.

     Section 7.3  Update to Disclosure.  From time to time prior to the Closing,
                  --------------------
Seller shall promptly provide Buyer with written notice of any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described on any Schedule or which is necessary to correct any information on any Schedule which has been rendered inaccurate thereby. Notwithstanding anything to the contrary contained herein, no notice shall have any effect for any purpose on any of the representations or warranties of Seller contained herein.

     Section 7.4  Compliance.  Between the date hereof and the Closing, Seller
                  ----------
shall not take any action that would cause the representations and warranties made by Seller herein not to be true and correct, in all material respects, as of the Closing without the prior written consent of Buyer.

     Section 7.5  Intercompany Obligations.  Notwithstanding anything to the
                  ------------------------
contrary contained herein, at or immediately prior to the Closing, Seller, in consultation with Buyer, shall cause all financial obligations due and payable as of the Closing Date or attributable to any period ending on or prior to the Closing Date in respect of Intercompany Obligations to be assigned and transferred, cancelled and discharged or otherwise treated as of the Closing, in each case in a manner that has no adverse tax consequences (including the loss or reduction of net operating loss carryforwards) to

Buyer or the Transferred Subsidiaries, with the result that immediately following the Closing there shall be no obligations that constitute Intercompany Obligations. For purposes of this Agreement, the term "Intercompany Obligations" means all intercompany notes, cash advances and payables between the Business or any of the Transferred Subsidiaries, on the one hand, and Seller and any of its affiliates (other than any of the Transferred Subsidiaries), on the other hand.

                                 ARTICLE VIII.
                              COVENANTS OF BUYER
                              ------------------

     Section 8.1  Compliance.  Between the date hereof and the Closing, Buyer
                  ----------
shall not take any action that would cause the representations and warranties made by Buyer herein not to be true and correct, in all material respects, as of the Closing without the prior written consent of Seller.

                                  ARTICLE IX.
                             ADDITIONAL COVENANTS
                             --------------------

     Section 9.1  Names, Trademarks, Etc.  (a) Buyer and its affiliates shall
                  -----------------------
revise trademarks and product literature, change signage and stationery and otherwise discontinue use of the names "TEXAS INSTRUMENTS INCORPORATED," "TI" and variations thereof (collectively, the "TI Trade Names") as promptly as practicable after the Closing; provided, however, that Buyer may consume the Inventory, stationery and similar supplies on hand as of the Closing which contain TI Trade Names thereon; provided that, to the extent practicable, such items are overstamped or otherwise appropriately modified to indicate that the Business is then being conducted by Buyer. Except as expressly provided in this
Section 9.1, Buyer shall not be permitted to use the TI Trade Names in any manner.

     (b) Notwithstanding the provisions of Section 9.1(a), Buyer and the Transferred Subsidiaries shall have a non-exclusive, royalty-free right on the terms and subject to the conditions set forth in the form of license agreement attached hereto as Exhibit B (the "Trademark License Agreement"), for a period
                   ---------
of six months following the Closing Date, to use the TI Trade Names in connection with the development, use and marketing of the Software; provided that any such use shall be made in a manner that is limited to references to the historical association of Seller with the Software and that indicates that the association of Seller with the Software has been discontinued.

     Section 9.2  Government Approvals.  Each of Buyer and Seller shall use
                  --------------------
commercially reasonable efforts to obtain, and to cooperate with the other party in obtaining, all authorizations, consents, orders and approvals of any Governmental

Authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement. Promptly following the execution of this Agreement, Seller and Buyer shall each file a Premerger Notification and Report Form and all documentary attachments thereto required to be filed with the FTC and the DOJ pursuant to the HSR Act. Buyer shall pay all filing fees required by the HSR Act in connection with the transactions contemplated by this Agreement. Seller and Buyer shall file any additional information requested by the FTC or the DOJ in connection with this Agreement or the transactions contemplated hereby as soon as practicable after receipt of any request for such information. Neither Seller nor Buyer shall unreasonably take or fail to take any action which reasonably could be expected to have the effect of delaying, impairing or impeding the receipt of any authorizations, consents, orders and approvals of any Governmental Authority (including approval under the HSR Act) as contemplated by this Section 9.2.

     Section 9.3  Satisfaction of Conditions.  Each of Buyer and Seller shall
                  --------------------------
use commercially reasonable efforts in good faith to satisfy promptly all conditions required hereby to be satisfied by such party and shall take such other actions as may be necessary in order to consummate the transactions contemplated by this Agreement.

     Section 9.4  Employee Matters.
                  ----------------

     (a) Employment.  All of the employees of the Business who are employed on
         ----------
the Closing Date other than personnel on agreed severance or retirement programs on the Closing Date or people who have given notice of termination on or prior to the Closing Date (including those actively at work or on holiday or vacation, leave of absence or other approved absence from work), and individuals who have received offers but have not reported to work, shall be offered employment with Buyer on such date at salary and benefit levels that Buyer believes are comparable in the aggregate to those currently enjoyed by employees of the Business employed in the U.S., or, with respect to employees employed outside the U.S., on terms and conditions of employment which are required by applicable Laws, collective bargaining agreements, employment agreements, works councils or other applicable requirements. Such persons who accept such offer on such date shall be hereafter referred to as "Transferred Employees." Nothing contained herein shall be construed to grant to any Transferred Employee a right to employment by Buyer or a Transferred Subsidiary for any particular length of time.

               (i) Without limiting the foregoing, the parties recognize that the transactions contemplated in this Agreement may be subject to the European Transfer of Undertaking Laws and counterparts thereof or similar laws in other countries outside the U.S. (collectively, "Automatic Transfer Law"). As such, it is hereby acknowledged and agreed that at the time of consummation of the transfer of the Purchased Assets located in each such jurisdiction, the employees employed in such jurisdiction with respect to the Business or the Purchased Assets automatically will become employees of Buyer or the affiliate of Buyer that acquires the Business or the Purchased Assets in that jurisdiction and will also be Transferred Employees.

               (ii) Any liability or obligation that Seller or any Assigning Subsidiary may incur with respect to severance benefits or termination indemnity for Transferred Employees arising out of Buyer's failure to provide Transferred Employees with pay, benefits and other terms and conditions of employment identical to those provided Transferred Employees as of the Closing or, where Buyer's provision of an identical benefit is impracticable or impossible, Buyer's failure to provide a compensation and benefits package of comparable value at least sufficient to provide Buyer and Seller with a good faith defense to any allegation or claim that such Transferred Employees might make for severance or termination indemnity, will be an Assumed Liability.

               (iii) Each of Buyer and Seller shall comply with the requirements of the Automatic Transfer Laws and any other Laws applicable to the Transferred Employees.

     (b) Pre-Employment Drug Testing.  Buyer shall waive all pre-employment drug
         ---------------------------
testing of all Transferred Employees in connection with its employment offers.

     (c) Past Service Credit.  Buyer shall cause all of its employee benefit and
         -------------------
compensation plans (including pension, profit-sharing, retirement, savings, 401(k), vacation, paid time-off, employee and retiree health and other employee or retiree financial, welfare or other benefit plans (excluding Buyer's sabbatical policy)) covering or otherwise benefiting any of the Transferred Employees after the Closing to count service as recognized by Seller and its affiliates, without duplication of benefits, for purposes of eligibility to participate, vesting and benefit accrual to the same extent such service was recognized under the corresponding plans of Seller. Buyer shall also cause all waiting periods under each plans that would otherwise be applicable to newly hired employees to be waived with respect to Transferred Employees.

     (d) Vacation.  Buyer shall give Transferred Employees credit, for purposes
         --------
of Buyer's vacation or other paid leave benefit programs (excluding Buyer's sabbatical policy), for their accrued and unpaid vacation or paid leave balance as of the Closing Date. Buyer's ongoing vacation or other paid leave benefit programs shall provide for vacation accruals at least equivalent to the Seller's and its affiliates' current U.S. policies (copies of which have been provided to Buyer) and non-U.S. policies or programs.

     (e) Welfare Plans.  Except as otherwise provided herein, Seller's and its
         -------------
affiliates' Employee Plans that are welfare plans shall be responsible for all claims incurred (whether or not reported) prior to the Closing Date (and all related liabilities and obligations shall be Retained Liabilities), and Buyer's welfare plans shall be responsible for all claims incurred under Buyer's welfare plans on and after the Closing Date.

     (f) Reimbursement Accounts.  Seller shall cause the transfer from its
         ----------------------
medical and dependent care expense reimbursement account plans or VEBA trust, as applicable, to Buyer's medical and dependent care expense reimbursement account plans or VEBA trust, as applicable, the respective account balances of the Transferred Employees, and the obligations of Seller's reimbursement account plans or VEBA trust, as applicable, to provide benefits to the Transferred Employees with respect to the transferred account balances will be Assumed Liabilities. Buyer's medical and dependent care expense reimbursement account plans shall permit, effective as of the Closing Date, Transferred Employees to continue their payroll deductions previously elected under Seller's medical and dependent care expense reimbursement account plans. As soon as practicable after December 31, 1997, Buyer shall reimburse Seller for benefits paid by Seller prior to the Closing Date under the medical reimbursement account of each Transferred Employee in excess of contributions received from such Transferred Employee prior to the Closing Date but only to the extent that such Transferred Employee continues to contribute to Buyer's medical reimbursement account plan after the Closing Date.

     (g) OSHA Medical Records; Other Records; Payroll Deductions.  Buyer shall
         -------------------------------------------------------
accept delivery from Seller of all OSHA (as defined in Section 14.1) exposure and other records with respect to the Business, and shall maintain such records and provide copies thereof to current and former employees engaged primarily in the conduct of the Business in compliance with OSHA. Buyer shall obtain from Transferred Employees, as part of its hiring process or otherwise, their consents to the transfer of their medical and other records and all payroll deduction authorizations from Seller to Buyer.

     (h) U.S. Defined Contribution Plans.  Seller shall (subject to applicable
         -------------------------------
Law) permit Transferred Employees to receive a distribution or make an elective transfer to Buyer's U.S. defined contribution plan of their total account balances (including any plan loan to any such employee) under Seller's defined contribution plans, and Buyer shall cause its U.S. defined contribution plan established or designated by Buyer, which shall be qualified under Section 401 of the Code, to accept an elective transfer or rollover of such account balances (including any plan loans to any such employees).

     (i) Health Plans.  Buyer shall credit toward the applicable deductibles and
         ------------
copayment limits under its group health plans the same amounts credited under the Seller's and its affiliates' group health plans for each Transferred Employee. Buyer shall cause Buyer's group health plans to waive the application of pre-existing condition and proof of insurability provisions for all conditions that Transferred Employees and covered dependents have as of the Closing.

     (j) TEXINS Association.  Without limiting the generality of Section 9.4(a),
         ------------------
Seller shall take all reasonable steps to permit the continued participation of Transferred Employees in the Dallas and Spring Creek TEXINS Associations for a period of two years after the Closing Date or, if shorter, for as long as Transferred Employees are employed at the Spring Creek site (the "TEXINS Maintenance Period"), provided that Buyer fulfills its obligations under the next sentence. Buyer shall, during the TEXINS Maintenance Period, subsidize the continued participation of such Transferred Employees at the same per employee amount of subsidy as is in effect at the date hereof and as shall be changed by Seller from time to time thereafter (provided such change applies in a non-discriminatory fashion to all participants in such TEXINS Association), to the extent that Seller meets its obligations under the preceding sentence and to the extent that such Transferred Employees continue to be participants in the TEXINS Association. Nothing herein shall prevent Seller from discontinuing any TEXINS Association at any location at any time, in which case participation of the Transferred Employees described in this paragraph shall cease.

     (k) Wage Reporting.  Buyer shall, in accordance with and to the extent
         --------------
permitted by U.S. Revenue Procedure 84-77, 1984-2 C.B. 753, assume all responsibility for preparing and filing Form W-2, Form W-3, Form 941, Form W-4 and Form W-5. Seller and Buyer shall comply, and cause their respective subsidiaries to comply, with the procedures described in Section 5 of U.S. Revenue Procedure 84-77. The obligations of Buyer under this Section 9.4(k) shall be Assumed Liabilities.

     (l) Non-U.S. Plans.  Buyer and Seller shall cooperate and take all actions
         --------------
reasonably necessary to effectuate the transfer, where required or permitted by Law, from Seller or one of the Assigning Subsidiaries (or from an Employee Plan maintained by Seller or one of the Assigning Subsidiaries or from a trust established pursuant to such Employee Plan) to Buyer or one of its subsidiaries (or to a plan or trust maintained by Buyer or one of its subsidiaries) of the assets and liabilities attributable to Transferred Employees under any Employee Plan other than the TI Employees International Universal Profit Sharing Plan maintained by Seller or any of the Assigning Subsidiaries primarily for the benefit of employees employed outside the United States. Any liabilities transferred pursuant to the preceding sentence shall be Assumed Liabilities.

     (m) Unvested Stock Options.  Schedule 9.4(m) provides for the disposition
         ----------------------   ---------------
of unvested stock options held by certain Transferred Employees.

     (n) Pension and Retiree Medical Benefits.  On or before the Closing Date,
         ------------------------------------
Seller shall take all action necessary to cause each Transferred Employee who is a participant in the TI Employee Pension Plan as of the Closing Date and who has attained age 50 and has completed at least 15 years of service to continue to earn credit for such number of additional years (not to exceed five) of age and service during such employee's period of employment with Buyer or any of its affiliates for all purposes of determining eligibility for early retirement benefits under the TI Employees Pension Plan and retiree medical benefits under Seller's retiree medical plan.

     Section 9.5  Certain Tax Matters.  (a) Seller and Buyer shall each (i)
                  -------------------
provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall retain until the applicable statutes of limitations (including any extensions) have expired copies of all records or information that may be relevant to returns filed by the other party for all tax periods or portions thereof ending before or including the Closing Date.

     (b) Buyer shall not, and shall not cause or permit any of the Transferred Subsidiaries to (i) take any action on the Closing Date, other than in the ordinary course of business or as contemplated by this Agreement, that would result in any indemnification obligation of Seller under this Agreement or (ii) without the consent of Seller, except as otherwise required by applicable Law, or unless Seller is fully indemnified and held harmless (to Seller's satisfaction) from any resulting liability, make or change any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax asset of Seller with respect to any Tax period, or portion thereof, ending on or before December 31, 1996. Buyer shall make an election under Section 338 of the Code and the regulations thereunder with respect to Buyer's acquisition of Transferred Subsidiary Shares pursuant to this Agreement. Buyer shall make the determination of the allocation of foreign taxes for the 1997 tax year between Buyer and Seller in accordance with applicable IRS regulations.

     (c) In the event Buyer receives a refund of any amount of Tax paid by any Transferred Subsidiary as shown on a Tax Return of such Transferred Subsidiary filed with respect to any Tax period, or portion thereof, ended on or before December 31, 1996, Buyer shall promptly pay Seller the amount of such Tax refund.

     Section 9.6  Non-Solicitation or Hire of Employees and Contract Workers.
                  ----------------------------------------------------------
Except as otherwise provided in this Agreement, from and after the date hereof until 25 months after the Closing, neither Seller nor Buyer shall solicit for employment or hire, employ or otherwise retain (whether as an employee, officer, agent, consultant, advisor, contractor or in any capacity whatsoever) any employee or contract worker of the other party, without the prior written consent of such other party; provided, however, that nothing contained herein shall prevent Seller or Buyer from engaging in discussions regarding the hiring, employment or other retention, or hiring, employing or otherwise retaining, any such employee or contract worker if such discussions or hiring, employment or other retention shall be the result of the response by any such employee or contract worker to a written employment advertisement placed in a publication of general circulation or transmitted over the Internet or a general solicitation conducted by executive search firms, employment agencies or other general employment services, not directed specifically at employees or contract workers of Buyer or Seller, respectively.

     Section 9.7  Labor.  Buyer and Seller acknowledge that, following
                  -----
completion of the transactions contemplated hereby, employees of Buyer or its subsidiaries ("Buyer's Employees") will be working in close proximity to employees of Seller or its subsidiaries ("Seller's Employees"). To the extent practicable, Buyer's Employees and Seller's Employees shall not be integrated or commingled, and in any event shall be kept separate for purposes of workplace policies and practices, employee communications and all other labor and human resource matters. Buyer and Seller shall take and cause their respective subsidiaries to take all steps reasonably necessary or appropriate to comply with the requests of the other party to accomplish and maintain the complete separation, to the extent commercially practicable, of the workforces of Buyer or its subsidiaries, on the one hand, and of Seller or its subsidiaries, on the other hand. In the event that any of Buyer's Employees, Seller's Employees or any labor union or organization representing or seeking to represent such employees, engages or threatens to engage in any strikes, work slowdowns, work stoppages or other interferences with work, or any picketing, demonstration, distribution, solicitation or organizing activities of any nature at any locations where Buyer or its subsidiaries and Seller or its subsidiaries share common facilities or are located in close proximity with each other, Buyer and its subsidiaries or Seller and its subsidiaries, as the case may be, shall take any and all actions reasonably requested by the other party to separate, to the extent commercially practicable, the employees or individuals engaging in such activities, or the employees or individuals to which such activities are directed by any labor union or organization, from access to the employees of the other party and its subsidiaries and to facilities shared with or occupied by employees of the other party and its subsidiaries. Such actions shall include designating or constructing entrances and exits, parking facilities and other facilities which are separate and apart from facilities used by the employees of the other party and its subsidiaries and preventing the use by employees of such party and its subsidiaries of facilities used by employees of the other party and its subsidiaries.

     Section 9.8  Severance Pay and Benefits.  Subject to the conditions set
                  --------------------------
forth on Schedule 9.8, for a period of 12 months following Closing, Buyer shall
         ------------
provide, and cause its subsidiaries to provide, severance pay and benefits at a level equal to Seller's severance pay and benefits practices described on

Schedule 9.8 for any U.S. Transferred
------------

Employee who terminates for reasons other than voluntary resignation or termination for cause due to substantive violations of Buyer's established rules of work procedures.

     Section 9.9  Confidentiality.  (a) Unless and until the transactions
                  ---------------
contemplated hereby have been consummated, the Nondisclosure Agreement dated March 3, 1997 between Buyer and Seller (the "Confidentiality Agreement") shall remain in full force and effect.

     (b) From and after the date hereof (with respect to information referred to in clause (i) below) and from and after the Closing Date (with respect to information referred to in clause (ii) below), Seller shall, and shall cause its officers, directors, employees, affiliates, agents and other representatives to, hold in confidence (and not release or disclose to any person or entity other than Buyer and its authorized representatives) and not use for any purpose prior to the first anniversary of the Closing Date any (i) proprietary or other information regarding Buyer or any of its affiliates disclosed to Seller or any of the other foregoing persons or entities in connection with the negotiation or preparation of this Agreement or otherwise in connection with the transactions contemplated hereby or (ii) proprietary or other information relating to the Purchased Assets or the Business that remains after the Closing in the possession of Seller or any of the other foregoing persons or entities. Notwithstanding the foregoing, the confidentiality obligations of this Section 9.9(b) shall not apply to information (x) which Seller is compelled to disclose by judicial or administrative process, or, in the opinion of Seller's counsel, by other mandatory requirements of Law or (y) which can be shown to have been generally available to the public otherwise than as a result of a breach of this
Section 9.9(b).

     Section 9.10  Limitation on Competition.  (a) As a material inducement to
                   -------------------------
Buyer's entry into this Agreement, and as further consideration for the covenants of Buyer contained herein, during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, Seller and its affiliates shall not, directly or indirectly, engage or invest in, organize or participate in the organization of any entity if such entity is engaged in or to be engaged in, or provide financial, technical or other assistance to, any other person or entity for the purpose of facilitating the engagement or investment by such other person or entity in, competition with Buyer anywhere in the world (other than passive investments in the form of direct or indirect ownership of less than 10% of the equity interests in any entity engaged in competition with Buyer). For purposes of this Section 9.10(a), "competition with Buyer" means the business, conduct or activity of designing, developing, marketing, selling, delivering, licensing, supporting, maintaining or otherwise providing, or of assisting or participating in the design, development, marketing, sale, delivery, licensing, support, maintenance or provision of, applications development software (including any such software that is similar in function to any of the Software), or providing any related consulting services (including any such consulting services that are similar to those performed in connection with the conduct of the Business) in connection with the conduct of the Business as it is currently conducted, with reasonable extensions thereof. For the avoidance of doubt, "competition with Buyer" shall not mean the business, conduct or activity of designing, developing, marketing, selling, delivering, licensing, supporting, maintaining or otherwise providing, or of assisting or participating in the design, development, marketing, sale, delivery, licensing, support, maintenance or provision of, applications development software for semiconductor, voice recognition and calculator products of Seller or its affiliates, or the electronic systems which incorporate such products, and any related consulting activity.

     (b) Seller acknowledges that any breach of the covenant set forth in paragraph (a) of this Section 9.10 will result in irreparable damage to Buyer for which Buyer will have not adequate remedy at law and, accordingly, that Buyer shall be entitled to an injunction restraining Seller from such breach; provided, however, that resort to such injunctive relief shall not be exclusive of any other remedy at law, in equity or otherwise, and shall not preclude the recovery by Buyer of monetary damages or other relief in addition thereto. In the event that the covenant set forth in paragraph (a) of this Section 9.10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or to too large a geographic area or by reason of being too extensive in any other respect or for any other reason, such covenant shall be interpreted to extend only for the maximum period of time and/or geographic area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court.

     Section 9.11  Audited Financial Statements.  (a) Seller shall cause Ernst &
                   ----------------------------
Young LLP to prepare and provide Buyer no later than 60 days after the Closing, at Buyer's expense, such financial statements for the Business as may be required by Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in connection with the filing by Buyer of a Current Report on Form 8-K relating to the transactions contemplated hereby.

     (b) From and after the date hereof, Seller shall provide Buyer and its accountants and other representatives reasonable access during normal business hours to the facilities, personnel and accounting and other records of Seller, and shall otherwise assist and cooperate with Buyer, to the extent reasonably necessary to permit Buyer and its accountants to prepare, at the expense of Buyer, an unaudited balance sheet for the Business as of the Closing Date.

     Section 9.12  Insurance.  (a) From and after the Closing Date, Seller and
                   ---------
its subsidiaries shall use commercially reasonable efforts to retain the right to make claims and receive recoveries, for the benefit of Buyer, under any insurance policies maintained at any time prior to the Closing by Seller or its subsidiaries (the "Seller Insurance

Policies"), covering any loss, liability (other than a Retained Liability) or damage relating to the Purchased Assets or the Business and relating to or arising out of occurrences prior to or at the Closing (a "Claim"). Seller shall use reasonable efforts so that Buyer shall have the right, power and authority, subject to any required consent of the carriers of the Seller Insurance Policies, in the name of Seller, to make directly any Claims under the Seller Insurance Policies and to receive directly recoveries thereunder. Buyer shall notify Seller, promptly upon making any such Claim, of the basis and amount of such Claim.

     (b) Buyer shall bear costs relating to any self-retention or deductible and any gaps in or limits on coverage applicable to a Claim asserted at any time with respect to the applicable Seller Insurance Policy, after taking into account the effect of any prior claim payments under the terms of such Seller Insurance Policy, whether or not the applicable Seller Insurance Policy solely covers claims of Buyer or covers claims of Buyer, on the one hand, and Seller, on the other hand. In the event that any legal action, arbitration, negotiation or other proceedings are required for coverage to be asserted against any insurer or a Claim to be perfected, (i) Buyer shall, to the extent possible, do so at its own expense or (ii) if Buyer is not permitted to assert coverage or perfect a Claim, Seller shall do so, and, in either event, Buyer shall reimburse Seller for any reasonable costs and expenses that Seller may incur because of such action.

     (c) Seller and its subsidiaries shall cooperate fully with Buyer in connection with the submission of Claims on behalf of Buyer under the Seller Insurance Policies and pay promptly over to Buyer any and all amounts received by Seller or its subsidiaries under the Seller Insurance Policies with respect to Claims.

     (d) Seller shall retain custody of the Seller Insurance Policies and any and all service contracts, claim settlements and all other insurance records relating thereto, and Buyer shall have access to and the right to make copies of all such documents and records upon reasonable request.

     (e) Notwithstanding any provision of this Agreement, Seller shall not be required to comply with this Section 9.12 or any portion thereof if so doing would (i) be materially adverse to Seller or its subsidiaries or (ii) require Seller or its subsidiaries to incur any significant costs not reimbursable by Buyer.

     Section 9.13  Novation of Government Contracts.  (a) As soon as practicable
                   --------------------------------
following the date hereof, Seller shall prepare (with Buyer's assistance), in accordance with Federal Acquisition Regulations part 42, (P) 42.12 and any applicable agency regulations or policies, a written request meeting the requirements of the Federal Acquisition Regulations part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, (P) 42.1202(a)), which shall be submitted by Seller to each Responsible Contracting

Officer, for the United States Government (i) to recognize Buyer as Seller's successor in interest to all the Purchased Assets constituting Government Contracts (as defined in Section 14.1); and (ii) to enter into a novation agreement (a "Novation Agreement") in form and substance reasonably satisfactory to Buyer and Seller and their respective counsel, pursuant to which, subject to the requirements of the Federal Acquisition Regulations Part 42, all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to Buyer by all parties thereto (in each case on the terms and subject to the conditions set forth therein). Seller shall provide to Buyer promptly any information regarding Seller required in connection with such request. Seller and Buyer shall each use all reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information by the United States Government with regard to such Novation Agreements.

     (b) In connection with obtaining the consents contemplated in Section 9.13(a), Seller shall not consent to any modification of any Government Contract included in the Purchased Assets that would adversely affect in any material respect the rights or obligations under such Government Contract to be transferred to Buyer without the prior written consent of Buyer.

     Section 9.14  Notice.  From the date hereof through the Closing Date,
                   ------
Seller shall notify Buyer, and Buyer shall notify Seller, promptly (and in any event within five business days of obtaining knowledge thereof) of any of the following:

     (a) any material breach of any representation, warranty or covenant of the notifying party contained in this Agreement, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, specifying the details thereof and the action that the notifying party has taken or proposes to take with respect thereto;

     (b) any pending or threatened action, suit or proceeding challenging this Agreement or any of the transactions contemplated hereby;

     (c) any notice or other communication from any third party, of which Seller or Buyer, as the case may be, has knowledge, alleging that the consent of such third party (other than a consent the necessity of which is disclosed on any Schedule), is or may be required in connection with the transactions contemplated hereby;

     (d) any other development that would prevent or raise a substantial doubt regarding the satisfaction of any condition set forth in Article X, if Seller is the notifying Party, or Article XI if Buyer is the notifying party; and

     (e) any notice or other communication from any Governmental Authority regarding the transactions contemplated hereby.

     Section 9.15  Transition Matters.  (a) From and after the Closing, Seller
                   ------------------
shall use its commercially reasonable efforts to assist in the transfer to Buyer of the goodwill and reputation associated with the Business, and of Seller's relationships with customers and suppliers.

     (b) From and after the Closing, Seller shall (i) use commercially reasonable efforts to cause all payments, correspondence and other communications in respect of or relating to the Business, the Purchased Assets or the Software to be delivered or directed to Buyer promptly and (ii) promptly forward or remit to Buyer, in the form received, such payments and correspondence thereafter received by Seller.

                                  ARTICLE X.
                      CONDITIONS TO OBLIGATIONS OF BUYER
                      ----------------------------------

     The obligations of Buyer to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by Buyer.

     Section 10.1  Truth of Representations and Warranties; Compliance with
                   --------------------------------------------------------
Covenants.  The representations and warranties of Seller contained in this
---------
Agreement, which representations and warranties shall be deemed for purposes of this Section 10.1 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct at and as of the Closing (except where the failure thereof to be true and correct, in the aggregate, would not have a Material Adverse Effect), with the same effect as though such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with by Seller at or prior to the Closing and Buyer shall have received a certificate signed by a duly authorized employee of Seller certifying to the matters set forth in this
Section 10.1.

     Section 10.2  No Adverse Proceedings.  No suit, action, claim or
                   ----------------------
governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Authority shall have been rendered against, Buyer or Seller or any of the Subsidiaries and no Law shall have been enacted which renders unlawful, materially restrains or prohibits, as of the Closing Date, the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement or which could reasonably be expected to limit Buyer's ownership or control of the Purchased Assets or the Transferred Subsidiary Shares.

     Section 10.3  HSR Act.  All applicable waiting periods under the HSR Act
                   -------
shall have expired or been terminated.

     Section 10.4  Third-Party Consents.  Seller shall have obtained and shall
                   --------------------
have delivered to Buyer all third-party consents to the assignment of the Contracts listed on Schedule 10.4.
                    -------------

                                  ARTICLE XI.
                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

     The obligations of Seller to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any such conditions may be waived by Seller:

     Section 11.1  Truth of Representations and Warranties; Compliance with
                   --------------------------------------------------------
Covenants.  The representations and warranties of Buyer contained in this
---------
Agreement, which representations and warranties shall be deemed for purposes of this Section 11.1 not to include any qualification or limitation with respect to materiality (whether by reference to a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or otherwise), shall be true and correct at and as of the Closing (except where the failure thereof to be true and correct, in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby), with the same effect as though such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with by Buyer at or prior to the Closing and Seller shall have received a certificate of the President or any Vice President of Buyer certifying to the matters set forth in this Section 11.1.

     Section 11.2  No Adverse Proceedings.  No suit, action, claim or
                   ----------------------
governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Authority shall have been rendered against, Buyer or Seller and no Law shall have been enacted which renders unlawful, materially restrains or prohibits, as of the Closing Date, the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

     Section 11.3  HSR Act.  All applicable waiting periods under the HSR Act
                   -------
shall have expired or been terminated.

                                 ARTICLE XII.
                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

     Section 12.1  Termination.  This Agreement may be terminated and the
                   -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing by:

     (a) mutual written consent of Buyer and Seller;

     (b) notice of either Buyer or Seller in writing to the other;

          (i) if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (ii) if the Closing shall not have occurred on or before June 30, 1997; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; o r

          (iii) if a material default or breach shall be made by the other with respect to the due and timely performance of any of its covenants or agreements contained herein, or in any of its representations or warranties contained herein, if such default or breach has not been cured or waived within 30 days after written notice to the other specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction.

     Section 12.2  Procedure and Effect of Termination.  In the event of
                   -----------------------------------
termination and abandonment pursuant to Section 12.1 of the transactions contemplated hereby, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

     (a) upon request therefor, each party shall redeliver all documents, work papers and other materials of the other party, and all copies of any such materials, relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) neither party hereto shall have any liability or further obligation to the other party to this Agreement resulting from such termination except (i) that the provisions of Section 9.9 (Confidentiality), this Section 12.2, the proviso of
Section 12.1(b)(ii) and Section 14.9 (Expenses) shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth herein.

                                 ARTICLE XIII.
                                INDEMNIFICATION
                                ---------------

     Section 13.1  Indemnification by Seller.  Seller shall indemnify and hold
                   -------------------------
harmless Buyer, its subsidiaries and affiliates, and each of their respective officers, directors, shareholders, employees and agents (collectively, the "Indemnified Buyer Parties") from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, obligations, damages, costs and expenses (including investigation, defense and prosecution costs and reasonable fees and expenses of attorneys) (collectively, "Claims and Damages") resulting or arising from, relating to, based upon or incurred by any Indemnified Buyer Party in connection with:

     (a) any failure of Seller or any Assigning Subsidiary to pay, perform or otherwise discharge any of the Retained Liabilities;

     (b) Any breach of any representation or warranty of Seller contained herein or in the Seller Closing Certificate, provided that, for purposes of determining whether any such breach exists for purposes of this Section 13.1, such representations and warranties shall be deemed not to include or be qualified by any (i) qualification or limitation with respect to materiality, whether by reference to "Material Adverse Effect" or otherwise, or (ii) exception for matters specified on Schedule 5.12; and
                     -------------

     (c) Any breach in any material respect of any covenant or agreement of Seller contained herein.

     Section 13.1A  Additional Indemnification by Seller.  Seller shall
                    ------------------------------------
indemnify and hold harmless the Indemnified Buyer Parties from and against all Claims and Damages resulting or arising from, relating to, based upon or incurred by any Indemnified Buyer Party in connection with any claim that the marketing, selling, delivering, licensing, supporting, maintaining or other provision of the Software, directly or indirectly, by Buyer to its customers or the use, sale or offer thereof constitutes an infringement of either of the two patents set forth on Schedule 13.1A (and any other patents granted prior to the
                     --------------
Closing Date based on any reissues, reexaminations, continuations-in-part, divisions or any and all foreign counterparts of either such patents); provided that the foregoing indemnification shall not apply to (a) claims of induced infringement arising out of acts of Buyer following the Closing, (b) claims of infringement solely attributable to any modification of the Software after the Closing, or (c) claims of infringement solely attributable to the sale or license by any Indemnified Buyer Party of the Software in conjunction with the sale or license by any Indemnified Buyer Party of other products.

     Section 13.2  Indemnification by Buyer.  Buyer shall indemnify and hold
                   ------------------------
harmless Seller, its subsidiaries and affiliates, and each of their respective officers, directors, shareholders, employees and agents (collectively, the "Indemnified Seller Parties") from and against any and all Claims and Damages resulting or arising from, based upon or incurred by any Indemnified Seller Party in connection with:

     (a) any failure of Buyer to pay, perform or otherwise discharge, on the terms and subject to the conditions set forth herein, any of the Assumed Liabilities (except to the extent that any of the Buyer Indemnified Parties would be entitled to indemnification under Section 13.1(b) with respect to any fact, circumstance or event relating to any such Assumed Liability);

     (b) any breach of any representation or warranty of Buyer or any assignee or designee of Buyer contained herein or in the Buyer Closing Certificate (provided that, for purposes of determining whether any such breach exists for purposes of this Section 13.2, such representations and warranties shall be deemed not to include any qualification or limitation with respect to materiality, whether by reference to "Material Adverse Effect" or otherwise);

     (c) any breach in any material respect of any covenant or agreement of Buyer set forth herein; and

     (d) Buyer's conduct of the Business from and after the Closing.

     Section 13.3  Limitations on Indemnification.  (a) Notwithstanding anything
                   ------------------------------
to the contrary contained herein, no Indemnified Party (as defined in Section 13.4) shall be entitled to make a claim against an Indemnifying Party (as defined in Section 13.4) under Section 13.1(b) (except for a claim in respect of a breach of any representation or warranty set forth in the second and third sentences of Section 5.6(a), Section 5.12 or Section 5.17) or Section 13.2(b) (except for a claim in respect of a breach of any representation or warranty set forth in Section 6.3), as applicable, unless and until the aggregate amount of indemnifiable losses incurred under Section 13.1(b) or 13.2(b), as applicable, exceeds $1,000,000 (the "Threshold"), in which event the Indemnified Party shall be entitled to make a claim against the Indemnifying Party with respect to the full amount of such indemnifiable losses, including the portion thereof that does not exceed the Threshold.

     (b) Neither Indemnifying Party shall be liable for indemnification payments under this Article XIII to the extent that such aggregate indemnification payments by such Indemnifying Party exceed the Purchase Price.

     (c) The representations and warranties of Seller and of Buyer contained in this Agreement shall survive the Closing until the expiration of one year from the Closing Date; provided, however, that the representations and warranties set forth in the last two sentences of each of Sections 5.1 and 6.1 shall survive indefinitely, the representations and warranties set forth in Section 5.6 shall survive until the expiration of five years from the Closing Date and the representations and warranties set forth in Sections 5.12 and 5.17 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby, giving effect to any mitigation, waiver or extension thereof. The rights of any Indemnified Party to indemnification arising out of any claim under Section 13.1(b) or 13.2(b), as applicable, that is asserted by notice to the applicable Indemnifying Party given as herein provided prior to the expiration of the applicable survival period (if any) shall survive indefinitely. No claim for indemnification under Section 13.1A may be asserted after the fifth anniversary of the Closing Date; provided, however, that the rights of any Indemnified Buyer Party arising out of any such claim that is asserted prior to the fifth anniversary of the Closing Date shall survive indefinitely.

     Section 13.4  Notice and Defense Procedures.  (a) Whenever any claim shall
                   -----------------------------
arise or any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article XIII, such person (the "Indemnified Party") shall promptly notify (in no event later than ten business days after receipt of such notice) the person against whom such indemnity may be sought (the "Indemnifying Party") thereof in writing, including, when known, the facts constituting the basis for such claim or proceeding and the amount or an estimate of the amount of the indemnified liability arising therefrom (such notification being the "Claims Notice"). To the extent that any Claims Notice relates to the assertion of a claim, the commencement of a suit, action or proceeding or the imposition of a penalty or assessment by a third party that is not an Indemnified Party (a "Third-Party Claim"), the Indemnified Party shall include with the Claims Notice any written demand, complaint, petition, summons or similar document relating thereto that is then in the Indemnified Party's possession. The failure by an Indemnified Party to timely furnish to the Indemnifying Party any notice document required to be furnished under this
Section 13.4(a) shall not relieve the Indemnifying Party from any liability or obligation hereunder, except to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such matter.

     (b) In connection with any Third-Party Claim, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, elect to assume the defense thereof. If the Indemnifying Party has so elected to assume the defense of any such Third-Party Claim, such defense shall be conducted by counsel chosen by the

Indemnifying Party, provided that such counsel is reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such Third-Party Claim, with its counsel and at its own expense. If the Indemnifying Party has elected to assume the defense of any Third-Party Claim as provided herein, the Indemnified Party shall not be entitled to indemnification as to fees and expenses of any counsel retained by the Indemnified Party after the time at which the Indemnifying Party has so elected. The Indemnified Party shall not settle or compromise any Third-Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. In the event that the Indemnifying Party shall assume the defense of any Third-Party Claim, it shall not compromise or settle such Third-Party Claim unless (i) the Indemnified Party gives its prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the compromise or settlement of such Third-Party Claim provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party, and the compromise or settlement discharges all rights against the Indemnified Party with respect to such Third-Party Claim. If a firm offer is made to settle a pending or threatened Third-Party Claim for which the Indemnified Party may be entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnifying Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. The Indemnified Party shall cooperate with the defense of any such Third-Party Claim and shall provide such personnel, technical support and access to information as may be reasonably requested by the Indemnifying Party in connection with such defense.

     (c) Any claim for indemnification hereunder that is not a Third-Party Claim shall be asserted by the Indemnified Party by promptly delivering notice thereof to the Indemnifying Party. If the Indemnifying Party does not respond to such notice within 45 days after receipt thereof, it shall have no further right to contest the validity of such claim.

     (d) If, pursuant to Section 13.1A, Seller is required to indemnify and hold harmless Buyer against any Third-Party Claim and if, in the good faith opinion of Seller, the grant of a cross-license(s) under the U.S. Patent Application set forth on Schedule 13.4(d) and the resulting patent, if any (and any other
         ----------------
patents granted prior to the Closing Date based on any reissues, reexaminations, continuations-in-part, divisions or any and all foreign counterparts of such application and/or patent), would be reasonably useful to resolve such claim(s), Buyer agrees that upon Seller's request, Buyer will grant to claimant(s) such a cross-license(s) on terms that are commercially reasonable under the circumstances. Without limiting the generality of Section 13.4(b), it is the intention of Buyer and Seller that should Seller elect to assume the defense of any Third-Party Claim pursuant to Seller's indemnification obligation under Section 13.1A., Seller shall have the ability to assert against such claimant (i) any defense available to the Indemnified Buyer Parties or (ii) any affirmative claims assertable by the Indemnified Buyer Parties.

     Section 13.5  Insurance.  The amount of any liability for which an
                   ---------
Indemnified Party shall be entitled to indemnification shall take into consideration the amount of insurance or other third-party proceeds, if any, actually received by the Indemnified Party in respect of such liability, and such amount of insurance proceeds or other third-party proceeds shall not be included in any calculation of the limitations on indemnification as set forth in Sections 13.3(a) and 13.3(b). Upon making any indemnity payment, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the loss to which the indemnity payment relates. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any Indemnified Party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (A) the sum of the amount theretofore paid by the Indemnifying Party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (B) the full amount of such indemnifiable loss or other liability. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and the Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     Section 13.6  Adjustment to Purchase Price.  Any indemnity payment
                   ----------------------------
hereunder shall be treated as an adjustment to the Purchase Price.

     Section 13.7  Exclusive Remedy.  Except as provided in Section 9.10 and
                   ----------------
with respect to the covenants in Sections 1.1, 1.3, 4.2, 4.3, 9.6, 9.9 and 9.11, to the fullest extent permitted by law, the sole and exclusive remedy of Buyer and Seller after the Closing with respect to any claim or cause of action asserted by Buyer or Seller relating to or arising from breaches of the representations, warranties or covenants of the other party contained in this Agreement shall be limited to the rights of Buyer and Seller under, and shall be subject to the terms and conditions of, this Article XIII.

                                 ARTICLE XIV.
                                 MISCELLANEOUS
                                 -------------

     Section 14.1  Certain Definitions.  For purposes of this Agreement, the
                   -------------------
term:

     "Assigning Subsidiaries" shall mean the subsidiaries of Seller listed on

Schedule 14.1(a) hereto.
----------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

     "Environmental Laws" shall mean any applicable Federal, state, local or foreign law or permit, each as in effect on or prior to the Closing Date, relating to the environment or to any substance, pollutant, contaminant, chemical, waste or material regulated as radioactive, hazardous or toxic.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "FTC" shall mean the Federal Trade Commission.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Government Contract" shall mean (i) any Contract relating to the Business between Seller or any of the Subsidiaries and any Governmental Authority and
(ii) any Contract relating to the Business entered into by Seller or any of the Subsidiaries as subcontractor (at any tier) in connection with a Contract between another person and any Governmental Authority.

     "Governmental Authority" shall mean any domestic or foreign court, government, governmental agency, authority, entity or instrumentality.

     "Hazardous Materials" shall mean petroleum and petroleum products and any other substance that, as of the date hereof or the Closing Date, as applicable, is identified or defined under any Environmental Law or law that relates to the protection of human health as a hazardous, toxic or radioactive substance, waste or material.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IRS" shall mean the Internal Revenue Service.

     "Laws" shall mean the provisions of any law, statute, rule, ordinance or regulation.

     "Licensed Software" shall mean the Software and documentation listed on

Schedule 14.1(b) that are part of the Intellectual Property and any and all
----------------
intellectual property contained therein.

     "Liens" shall mean any and all liens, mortgages, claims, charges, security interests, options, preemptive purchase rights, licenses, or other encumbrances of any kind or nature whatsoever.

     "Material Adverse Effect" shall mean a material adverse effect on the Purchased Assets or the financial condition or results of operations of the Business, taken as a whole, or on the ability of Buyer to own and conduct the Business following the Closing Date.

     "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended.

     "Permitted Liens" shall mean (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

     "Retained Intellectual Property" shall mean all intellectual property of Seller that is not Intellectual Property.

     "Subsidiaries" shall mean the Assigning Subsidiaries and the Transferred Subsidiaries.

     "Tax" shall mean any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, additional amounts with respect thereto and reasonable costs and expenses incurred in connection therewith (including interest, penalties, reasonable attorneys' fees, reasonable accounting fees and reasonable investigation costs).

     "Tax Returns" shall mean all returns, declarations, reports and information returns or statements relating to Taxes, including any amendments thereto.

     "Third-Party Software" shall mean any software products not owned by Seller or a Subsidiary.

     "Transferred Subsidiaries" shall mean the direct or indirect subsidiaries of Seller listed on Schedule 1.1(j).
                    ---------------

     Section 14.2  Entire Agreement, Schedules and Exhibits.  (a) This
                   ----------------------------------------
Agreement, together with the Collateral Agreements and the Schedules and Exhibits attached hereto, contains the entire understanding of the parties relating to the subject matter contained herein, and this Agreement cannot be changed or terminated orally and supersedes all prior agreements and understandings relating to the subject matter hereof, other than the Confidentiality Agreement, which shall remain in full force and effect.

     (b) The Schedules and Exhibits to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein.

     Section 14.3  Successors and Assigns.  This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 14.4  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     Section 14.5  Headings.  The headings of the articles and sections of this
                   --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     Section 14.6  Notice.  Any notice, request, instruction, other
                   ------
communications or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, telecopied or sent by recognized overnight delivery service, and shall be deemed given when so delivered personally, telecopied (with appropriate confirmation of receipt) or received, as follows:

     If to Buyer, to:       Sterling Software, Inc.
                            300 Crescent Court
                            Suite 1200
                            Dallas, Texas  75201-77853
                            Attention:  Don J. McDermett, Jr.
                            Telecopier: 214-981-1265
     with copies to:        Jones, Day, Reavis & Pogue
                            2300 Trammell Crow Center
                            2001 Ross Avenue
                            Dallas, Texas  75201
                            Attention:  Mark E. Betzen
                            Telecopier: 214-969-5100

     and if to Seller, to:  Texas Instruments Incorporated
                            7839 Churchill Way
                            P.O. Box 650311, M/S 3995
                            Dallas, Texas  75265
                            Attention:  Charles D. Tobin
                            Telecopier: 972-917-3804


     with copies to:        Texas Instruments Incorporated
                            P.O. Box 655474, M/S 241
                            Dallas, Texas  75265
                            Attention:  Richard J. Agnich
                            Telecopier: 972-995-3511

or to such other address for a party as shall be specified by like notice.

     Section 14.7  Choice of Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

     Section 14.8  Invalid Provisions.  If any provision of this Agreement or
                   ------------------
any Collateral Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement or any Collateral Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement or such Collateral Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement or such Collateral Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement or such Collateral Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 14.9  Expenses.  Except as otherwise expressly provided herein,
                   --------
each of the parties hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

     Section 14.10  Third Parties.  Except as specifically set forth or referred
                    -------------
to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     Section 14.11  Further Assurances.  Subject to the terms and conditions
                    ------------------
herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated hereby. For a period of 180 days after the Closing, Seller shall use commercially reasonable efforts to assist Buyer in the transition of the Business from Seller to Buyer.

     Section 14.12  Publicity.  Any general notices, releases, statements or
                    ---------
communications to the general public or the press relating to this Agreement and the transactions contemplated hereby shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller; provided, however, that the parties hereto shall be entitled to issue such press releases and to make such public statements as are, in the opinion of their respective legal counsel, required by applicable law, in which case the other party shall be advised thereof and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued. Once information has been made available to the general public in accordance with this Agreement, this section shall no longer apply to such information.

     Section 14.13  Assignment.  Neither this Agreement nor either of the
                    ----------
parties' rights or obligations hereunder shall be assignable or delegatable to any other person without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations hereunder, in whole or in part, to any one or more wholly owned subsidiaries of Buyer (but no such assignment shall relieve Buyer of any of its obligations hereunder). Any assignment or delegation in violation of this Section 14.13 shall be null and void and of no force and effect.

     Section 14.14  Waiver and Remedies.  Any term or condition of this
                    -------------------
Agreement may be waived at any time by the party that is entitled to the benefit thereof. Any such waiver shall be in writing and shall be executed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

     Section 14.15  Certain Interpretive Matters and Definitions.  (a) The
                    --------------------------------------------
parties hereto acknowledge that (i) the sale, transfer and assignment of the Purchased Assets by Seller to Buyer pursuant to this Agreement constitute a sale of the entire operating assets of the Business, which constitutes a separate division, branch or identifiable segment of Seller and (ii) prior to the date hereof, the income and expenses attributable to the Business were separately established from Seller's books of account or record.

     (b) Unless the context otherwise requires (i) all references in this Agreement to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, (vi) the terms "subsidiary" and "affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (vii) the phrase "liabilities and obligations" means all such matters of any nature, whether fixed or contingent, known or unknown, or arising under contract, law, equity or otherwise, (viii) the word "including" and similar terms following any statement will not be construed to limit the statement to the matters listed after such word or term, whether a phrase of nonlimitation such as "without limitation" is used, and (ix) when used in respect of actions to be taken or not to be taken by Seller prior to the Closing, the term "Transferred Employee" means a person who may become a Transferred Employee. All references to U.S. and United States will be to the United States of America. All references to "$" or dollar amounts will be to lawful currency of the United States of America.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SELLER:

                              TEXAS INSTRUMENTS INCORPORATED



                              By:     /s/ David D. Martin
                                  --------------------------------
                              Name:   David D. Martin
                              Title:  Executive Vice President


                              BUYER:

                              STERLING SOFTWARE, INC.



                              By:     /s/ Sterling L. Williams
                                  -----------------------------------
                              Name:   Sterling L. Williams
                              Title:  President and Chief Executive Officer